CREDIT AGREEMENT


                                      among


                       RIGHT MANAGEMENT CONSULTANTS, INC.,
                   RIGHT ASSOCIATES-GOVERNMENT SERVICES, INC.,
                             RIGHT ACQUISITION CO.,
                         CONVICTION RIGHT FRANCE, S.A.,
                         RIGHT ASSOCIATES BELGIUM, INC.,
                         RIGHT ASSOCIATES FRANCE, INC.,
                          RIGHT ASSOCIATES & CO., SNC,
                             RIGHT ASSOCIATES, LTD.,
                             RIGHT ASSOCIATES, INC.,
                         RIGHT ASSOCIATES LICENSE, INC.,
                                R.M.C. & CO., SNC
                                       and
              THE THinc CONSULTING GROUP INTERNATIONAL (U.K.), LTD.

                                  as Borrowers,


                      The Several Lenders From Time to Time
                                 Parties Hereto


                                       and


                         PNC BANK, NATIONAL ASSOCIATION,
                                    As Agent






                          Dated as of December 20, 1996


                           $40,000,000 CREDIT FACILITY

                                TABLE OF CONTENTS



                                                                            Page

SECTION 1.  DEFINITIONS.....................................................  1
         1.1      Defined Terms.............................................  1
         1.2      Other Definitional Provisions............................. 17

SECTION 2.  LOANS AND TERMS OF COMMITMENTS.................................. 18
         2.1      Revolving Credit Commitments.............................. 18
         2.2      Nature of Banks' Obligations with Respect to Revolving
                  Credit Loans.............................................. 19
         2.3      Revolving Credit Notes.................................... 19
         2.4      Procedure for Revolving Credit Loans...................... 19
         2.5      Conversion and Continuation Options....................... 20
         2.6      Utilization of Commitments in Optional Currencies......... 21
         2.7      Fees...................................................... 22
         2.8      Letter of Credit Subfacility.............................. 23
         2.9      Interest Rates and Payment Dates.......................... 28
         2.10     Default Interest.......................................... 28
         2.11     Pro Rata Treatment of Loans and Payments; Commitment Fees. 29
         2.12     Payments.................................................. 29
         2.13     Eurodollar Rate Unascertainable; Illegality; Increased
                  Costs; Deposits Not Available............................. 30
         2.14     Termination, Reduction and Extension of Commitments....... 31
         2.15     Prepayment of Loans....................................... 32
         2.16     Requirements of Law....................................... 33
         2.17     Taxes..................................................... 34
         2.18     Indemnity................................................. 36
         2.19     Judgment Currency......................................... 36
         2.20     Borrowers' Representative................................. 36

SECTION 3.  REPRESENTATIONS AND WARRANTIES.................................. 37
         3.1      Financial Condition....................................... 37
         3.2      No Change................................................. 37
         3.3      Corporate Existence; Compliance with Law.................. 37
         3.4      Corporate Power; Authorization; Enforceable Obligations... 38
         3.5      No Legal Bar.............................................. 38
         3.6      No Material Litigation.................................... 38
         3.7      No Default................................................ 38
         3.8      Taxes..................................................... 38
         3.9      Federal Regulations....................................... 39
         3.10     ERISA..................................................... 39
         3.11     Investment Company Act.................................... 39
         3.12     Public Utility Holding Company Act........................ 39
         3.13     Environmental Matters..................................... 40
         3.14     No Material Misstatements................................. 41
         3.15     Title to Properties....................................... 41

                                                                            Page

         3.16     Intellectual Property..................................... 41
         3.17     No Burdensome Restrictions; List of Subsidiaries.......... 41
         3.18     Solvency.................................................. 41
         3.19     Insurance................................................. 42
         3.20     Material Contracts; Franchise Agreements.................. 42

SECTION 4.  CONDITIONS PRECEDENT............................................ 42
         4.1      Conditions to Initial Extension of Credit................. 42
         4.2      Conditions to Each Loan................................... 44

SECTION 5.  AFFIRMATIVE COVENANTS........................................... 44
         5.1      Financial Statements...................................... 44
         5.2      Certificates; Other Information........................... 45
         5.3      Payment of Obligations.................................... 46
         5.4      Conduct of Business and Maintenance of Existence.......... 46
         5.5      Maintenance of Insurance; Property........................ 46
         5.6      Inspection of Property; Books and Records; Discussions.... 47
         5.7      Notices................................................... 47
         5.8      Environmental Laws........................................ 47
         5.9      Management Changes........................................ 48
         5.10     Subordination of Intercompany Loans, Other Loans
                  and Advances to the Borrowers............................. 48
         5.11     Notice and Joinder of New Subsidiaries.................... 48
         5.12     Use of Proceeds........................................... 48
         5.13     Subsequent Credit Terms................................... 48

SECTION 6.  NEGATIVE COVENANTS.............................................. 49
         6.1      Financial Condition Covenants............................. 49
         6.2      Limitation on Liens....................................... 49
         6.3      Limitation on Indebtedness................................ 50
         6.4      Limitations on Fundamental Changes........................ 50
         6.5      Limitation on Sale of Assets.............................. 50
         6.6      Limitation on Distributions............................... 51
         6.7      Transactions with Affiliates.............................. 51
         6.8      Sale and Leaseback........................................ 51
         6.9      Limitation on Contingent Obligations...................... 51
         6.10     Limitation on Investments, Loans and Advances............. 52
         6.11     Negative Pledge........................................... 52
         6.12     Fiscal Year............................................... 52
         6.13     Limitation on Conduct of Business......................... 52
         6.14     Partnerships and Joint Ventures........................... 52
         6.15     Changes in Organizational Documents....................... 53

SECTION 7.  EVENTS OF DEFAULT............................................... 53
         7.1      Events of Default......................................... 53

SECTION 8.  THE AGENT....................................................... 55
         8.1      Appointment............................................... 55

         8.2      Delegation of Duties...................................... 56
         8.3      Exculpatory Provisions.................................... 56
         8.4      Reliance by Agent......................................... 56
         8.5      Notice of Default......................................... 57
         8.6      Non-Reliance on Agent and Other Banks..................... 57
         8.7      Indemnification........................................... 57
         8.8      Agent in Its Individual Capacity.......................... 58
         8.9      Successor Agent........................................... 58
         8.10       Beneficiaries........................................... 58

SECTION 9.  MISCELLANEOUS................................................... 58
         9.1      Amendments and Waivers.................................... 58
         9.2      Notices; Lending Offices.................................. 59
         9.3      No Waiver; Cumulative Remedies............................ 60
         9.4      Survival of Representations and Warranties................ 60
         9.5      Payment of Expenses and Taxes............................. 60
         9.6      Successors and Assigns.................................... 61
         9.7      Disclosure of Information................................. 64
         9.8      Adjustments; Set-off...................................... 65
         9.9      Counterparts.............................................. 65
         9.10     Severability.............................................. 65
         9.11     Integration............................................... 65
         9.12     Governing Law............................................. 66
         9.13     Submission To Jurisdiction; Waivers....................... 66
         9.14     Acknowledgements.......................................... 66
         9.15     No Right of Contribution.................................. 67
         9.16     Waivers of Jury Trial..................................... 67


SCHEDULES

SCHEDULE I                 Bank and Commitment Information
SCHEDULE II                Existing Liens
SCHEDULE 3.17              List of Subsidiaries
SCHEDULE 3.19              Insurance
SCHEDULE 3.20              Material Contracts
SCHEDULE 6.3               Exiting Indebtedness
SCHEDULE 6.9               Existing Contingent Obligations


EXHIBITS

EXHIBIT A                  Form of Revolving Credit Note
EXHIBIT B                  Form of Assignment and Acceptance Agreement
EXHIBIT C                  Form of Notice of Borrowing
EXHIBIT D                  Form of Joinder and Assumption Agreement
EXHIBIT E                  Matters to be Covered in Legal Opinion of Fox,
                           Rothschild, O'Brien & Frankel

                                CREDIT AGREEMENT


          AGREEMENT, dated as of December 20, 1996, among RIGHT MANAGEMENT CONSULTANTS, INC. (the "Company"), a Pennsylvania corporation, and its wholly-owned subsidiaries RIGHT ASSOCIATES-GOVERNMENT SERVICES, INC., a Virginia corporation, RIGHT ACQUISITION CO., a Delaware corporation, CONVICTION RIGHT FRANCE, S.A., a French corporation, RIGHT ASSOCIATES BELGIUM, INC., a Delaware corporation, RIGHT ASSOCIATES FRANCE, INC., a Delaware corporation, RIGHT ASSOCIATES & CO., SNC, a Belgian corporation, RIGHT ASSOCIATES, LTD., a United Kingdom corporation, RIGHT ASSOCIATES, INC., a Delaware corporation, RIGHT ASSOCIATES LICENSE, INC., a Delaware corporation, R.M.C. & CO., SNC, a Belgian corporation, and THE THinc CONSULTING GROUP INTERNATIONAL (U.K.), LTD., a United Kingdom corporation (collectively, the "Borrowers"), the several banks and other financial institutions from time to time parties hereto (the "Banks") and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks hereunder (in such capacity, the "Agent").


                              W I T N E S S E T H:


          In consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate": as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and any member, director, officer or employee of any such Person. For purposes of this definition, "control" shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Margin": on any date, for a Eurodollar Loan, the percentage per annum set forth below in the column entitled Eurodollar Rate, opposite the Total Debt/EBITDA Ratio shown on the last Total Debt/EBITDA Ratio Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(c) prior to such date:

                                                               Eurodollar
         Level    Total Debt/EBITDA Ratio                         Rate

         I        Less than or equal to
                  0.25 to 1.0                                     .50%

         II       Less than or equal to 0.75
                  to 1.0 but greater than
                  0.25 to 1.0                                     .625%

         III      Less than or equal to 1.25
                  to 1.0 but greater than
                  0.75 to 1.0                                     .75%

         IV       Less than or equal to 1.75
                  to 1.0 but greater than
                  1.25 to 1.0                                    1.00%

         V        Greater than 1.75 to 1.0                       1.25%

; provided, however, that (a) in the event that no Total Debt/EBITDA Ratio Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(c), the Applicable Margin from such date until such Total Debt/EBITDA Ratio Certificate is actually delivered shall be that applicable when the Total Debt/EBITDA Ratio is greater than 1.75 to 1.0, (b) in the event that the actual Total Debt/EBITDA Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Total Debt/EBITDA Ratio Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Total Debt/EBITDA Ratio and (c) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Total Debt/EBITDA Ratio Certificate for the fiscal quarter ending December 31, 1996, the Applicable Margin shall be that applicable when the Total Debt/EBITDA Ratio is less than or equal to 0.75 to 1.0 but greater than 0.25 to 1.0. Any additional interest on the Loans resulting from the operation of clause (b) above shall be payable by the Borrowers jointly and severally to the Banks within five (5) days after receipt of a written demand therefor from the Agent.

          "Assignment and Acceptance": an assignment and acceptance entered into by a Bank and a Purchasing Bank, and accepted by the Agent, in the form of Exhibit B attached hereto, or such other form as shall be approved by the Agent.

          "Available Commitments": at any particular time, an amount equal to the excess, if any, of the Commitments at such time over the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans outstanding at such time and (b) the Letters of Credit Outstanding at such time.

          "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the lesser of (a) the Prime Rate in effect on such day minus 1/4 of 1% and (b) the Federal Funds Effective Rate in effect on such day plus 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the definition of such term, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

          "Base Rate Loan": any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Borrowers' Representative": has the meaning assigned to such term in
Section 2.20.

          "Borrowing Date": any Business Day on which a Loan is to be made at the request of the Borrowers under this Agreement.

          "Borrowing Tranche": specified portions of Loans outstanding as follows: (a) any Loans to which a Eurodollar Rate applies which become subject to the same Eurodollar Rate under the same Notice of Borrowing by the Borrowers and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche, and (b) all Loans to which the Base Rate applies shall constitute one Borrowing Tranche.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required by law to close and (a) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market, and (b) with respect to advances or payments of Loans denominated in an Optional Currency, such day shall also be a day on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency.

          "Capital Lease": at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Capital Lease Obligations": of any Person as of the date of determination, the obligations of such Person to pay rent and other amounts under any Capital Lease.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Change of Control": (a) any Person or group of Persons (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 20% or more of the outstanding shares of any class of outstanding common stock of the Company or
(b) directors in office at the beginning of any fiscal year of the Company shall cease to constitute at least one-half of the board of directors of the Company in office at any time during such fiscal year.

          "Closing Date": the date on which the Banks make their initial Loans.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment": as to any Bank, the obligation of such Bank to make Revolving Credit Loans in an aggregate principal at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I hereto under the caption "Commitment," or on the Register maintained by the Agent pursuant to Section 9.6, as the same may be permanently terminated, reduced or extended from time to time pursuant to the provisions of this Agreement.

          "Commitment Fees": those certain fees payable to the Banks on the Available Commitments as described in subsection 2.7(a).

          "Commitment Fee Rate": on each day during each fiscal quarter of the Company, the percentage per annum set forth below opposite the Total Debt/EBITDA Ratio shown on the Total Debt/EBITDA Ratio Certificate delivered to the Agent pursuant to subsection 5.2(c) for the immediately preceding fiscal quarter:

         Level    Total Debt/EBITDA Ratio                    Commitment Fee Rate

         I        Less than or equal to 0.25 to 1.0                .125%

         II       Less than or equal to 0.75 to 1.0 but
                  greater than 0.25 to 1.0                         .150%

         III      Less than or equal to 1.25 to 1.0 but
                  greater than 0.75 to 1.0                         .150%

         IV       Less than or equal to 1.75 to 1.0 but
                  greater than 1.25 to 1.0                         .200%

         V        Greater than 1.75 to 1.0                         .250%

; provided, however, that, (a) in the event that no Total Debt/EBITDA Ratio Certificate has been delivered for a fiscal quarter prior to the last day of the next succeeding fiscal quarter, the Commitment Fee Rate during such fiscal quarter shall be that applicable when the Total Debt/EBITDA Ratio is greater than 1.75 to 1.0, (b) in the event that the actual Total Debt/EBITDA Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Total Debt/EBITDA

Ratio Certificate for such fiscal quarter, the Commitment Fee Rate shall be recalculated for the applicable period based upon such actual Total Debt/EBITDA Ratio and (c) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Total Debt/EBITDA Ratio Certificate for the fiscal quarter ending December 31, 1996, the Commitment Fee Rate shall be that applicable when the Total Debt/EBITDA Ratio is less than or equal to 0.75 to 1.0 but greater than 0.25 to 1.0. Any additional Commitment Fees that is due to the Banks resulting from the operation of clause (b) above shall be payable by the Borrowers jointly and severally within five (5) days after receipt of a written demand therefor from the Agent.

          "Commitment Percentage": as to any Bank at any time, the percentage which such Bank's Commitment then constitutes of the aggregate Commitments at such time (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Bank's Loans then outstanding bears to the aggregate principal amount of all Loans then outstanding).

          "Commitment Period": the period from and including the date hereof to but not including the Termination Date, or such earlier date on which the Commitments shall terminate as provided herein.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "Computation Date": has the meaning assigned to such term in subsection 2.6(a).

          "Consolidated Capital Expenditures": for any period, the gross amount of additions during such period to the fixed assets, property, plant and equipment of the Company and its Subsidiaries, all as such additions would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

          "Consolidated Income Tax Expense": for any period, the amount of income tax expense incurred by the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense": for any period, the amount of cash interest expense incurred by the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income": for any fiscal period, the net income (or loss) after income taxes and excluding extraordinary items of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries at such date.

          "Contingent Obligation": as to any Person any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith. Contingent Obligations of any Person shall include the amount of any future "earn-out" or similar payments to be made to any other Person in connection with a Permitted Acquisition whether or not the same are reflected as indebtedness on the financial statements of the contingently liable Person.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

          "Distribution": in respect of any corporation, (a) dividends or other distributions on capital stock of the corporation (except distributions in common stock of such corporation); (b) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for common stock of such corporation); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of Capital Stock of such corporation or any warrants or options to purchase any such stock.

          "Dollar Equivalent": with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

          "Dollar Equivalent Revolving Facility Usage": at any time the sum of the Dollar Equivalent amount of Revolving Credit Loans then outstanding and the Dollar Equivalent amount of Letters of Credit Outstanding.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Drawing Date": has the meaning assigned to such term in subsection 2.8(c).

          "EBITDA": for any period, Consolidated Net Income for such period, plus the amount of income taxes, interest expense, depreciation and amortization deducted from earnings in determining such Consolidated Net Income.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

          "Equivalent Amount": at any time, as determined by the Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency at Agent's spot selling rate (based on the market rates then prevailing and available to the Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Agent on the second Business Day immediately preceding the event for which such calculation is made.

          "Equivalent Currency": has the meaning assigned to such term in the definition of Equivalent Amount.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Loan": any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Rate":

               (a) with respect to Dollar Loans comprising any Borrowing Tranche to which the Eurodollar Rate applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the London interbank offered rate of interest per annum appearing on Telerate display page 3750 or such other display page on the Telerate System as may replace such page evidencing quotes by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to
1.00 minus the Eurodollar Rate Reserve Percentage. Such Eurodollar Rate may also be expressed by the following formula:

                                 Telerate page 3750 quoted by British Bankers'
       Eurodollar Rate =         Association or appropriate successor
                                 -----------------------------------------------
                                 1.00 - Eurodollar Rate Reserve Percentage

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate outstanding on the effective date of any change in the Eurodollar Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

               (b) with respect to Optional Currency Loans comprising any Borrowing Tranche to which the Eurodollar Rate applies for any Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest per annum determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate of interest per annum for deposits in the relevant Optional Currency which appears on the relevant Telerate Page (or, if no such quotation is available on such Telerate Page, on the appropriate Reuters Screen) at approximately 9:00 a.m., Philadelphia time, two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period for a period, and in an amount, comparable to such Interest Period and principal amount of such Borrowing Tranche ("LIBO Rate") by (ii) a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage. Such Eurodollar Rate may also be expressed by the following formula:

       Eurodollar Rate =                     LIBO Rate
                                 -----------------------------------------------
                                 1 - Eurodollar Rate Reserve Percentage

The Eurodollar Rate shall be adjusted on the effective date of any change in the Eurodollar Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Eurodollar Rate for any Loans shall be based upon the Eurodollar Rate for the currency in which such Loans are requested.

          "Eurodollar Rate Reserve Percentage": the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period: (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System; and
(ii) to be maintained by a Bank as required for reserve liquidity, special deposit, or a similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against
(A) any category of liabilities that includes deposits by reference to which a Eurodollar Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Eurodollar Rate applies.

          "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Exchange Act": the Securities Exchange Act of 1934, as amended.

          "Existing Credit Agreements": (a) the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 30, 1994, among certain of the Borrowers and PNC Bank, National Association, as heretofore amended, supplemented or otherwise modified, and (b) the Revolving Credit Agreement, dated as of May 1, 1996, as amended effective November 30, 1996, among certain of the Borrowers and First Union National Bank, as heretofore amended, supplemented or otherwise modified.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter": the letter, dated October 31, 1996, from the Agent to the Company relating to the payment of certain fees and expenses in connection with the transactions contemplated hereby.

          "GAAP": at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect in the United States on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined, consistently applied.

          "Governmental Acts": has the meaning assigned to such term in subsection 2.8(h).

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indebtedness": of any Person at any date:

               (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), except to the extent that any such deferred purchase price constitutes a Contingent Obligation,

               (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument,

               (c) all Capital Lease Obligations of such Person,

               (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person,

               (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,

               (f) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements, netting agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Agent and in accordance with accepted practice), and

               (g) withdrawal liabilities of such Person or any Commonly Controlled Entity under a Plan.

          The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Intellectual Property": has the meaning ascribed thereto in Section 3.16.

          "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each calendar month while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is (i) three months after the first day of such Interest Period and (ii) the last day of such Interest Period.

          "Interest Period": with respect to any Eurodollar Loan:

               (a) initially the period commencing on the borrowing or continuation date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in their Notice of Borrowing or notice of continuation, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that the foregoing provisions relating to Interest Periods are subject to the following:

                    (i) if any Interest Period would end on a day other than a
               Business Day, such Interest Period shall be extended to the next succeeding Business

               Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                              (ii) with respect to Eurodollar Loans, any
               Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                              (iii) with respect to Eurodollar Loans, an
               Interest Period that would extend beyond the Termination Date shall end on the Termination Date; and

                              (iv) the Borrowers shall select Interest Periods
               so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Law": any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Governmental Authority.

          "Lending Office": the lending office(s) of the Banks set forth on
Schedule I hereto.

          "Letter of Credit": has the meaning assigned to that term in subsection 2.8(a).

          "Letter of Credit Borrowing": an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under subsection 2.8(c)(ii).

          "Letter of Credit Fee": has the meaning assigned to that term in subsection 2.8(b).

          "Letters of Credit Outstanding": at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents": this Agreement, the Revolving Credit Notes and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

          "Loans": the collective reference to the Revolving Credit Loans.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and the other Borrowers taken as a whole, (b) the ability of the Company and the other Borrowers to perform their obligations under this Agreement, the Revolving Credit Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, the Revolving Credit Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

          "Material Contracts": has the meaning assigned to such term in Section 3.20.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphynels, and ureaformaldehyde insulation.

          "Moody's": Moody's Investors Services, Inc.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds": with respect to the sale or issuance of any Capital Stock by a Borrower or its Subsidiary after the Closing Date, the net amount equal to (a) the aggregate amount received in cash in connection with such sale or issuance minus (b) the reasonable fees, commissions and other out-of-pocket expenses incurred by such Borrower or its Subsidiary in connection with such sale or issuance, other than to the Company or any Affiliate thereof.

          "Notice of Borrowing": with respect to a Revolving Credit Loan of any Type, a notice from the Borrowers in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified pursuant to the terms hereof. A form of the Notice of Borrowing for Revolving Credit Loans is attached hereto as Exhibit C.

          "Optional Currency": each of the following currencies: French Francs, Deutsche Marks, British Pounds Sterling, Spanish Pesetas, Italian Lira, Australian Dollars, and any other currency (which, when referred to herein or in the Revolving Credit Notes, shall be referred to using the currency codes in effect from time to time under 150 International Standard 4217, or any successor publication) approved by Agent and the Required Banks pursuant to subsection 2.6(d).

          "Original Currency": has the meaning assigned to such term in Section 2.19.

          "Other Currency": has the meaning assigned to such term in Section
2.19.

          "Other Taxes": has the meaning assigned to such term in Section 2.17.

          "Overnight Rate": for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the applicable offshore interbank market.

          "Participant": has the meaning assigned to such term in subsection 9.6(f).

          "Participation Advance": with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to subsection 2.8(d).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Acquisition": an acquisition by a Borrower of the stock or assets of a Person engaged in the career management, human resources staffing, career recruiting, human resources product development and human resources consulting services business, provided that: (a) the Person to be acquired (or the assets of which are to be acquired) had either positive operating income or no more than $500,000 in operating losses during the preceding 12 months ending on the last day of the calendar quarter preceding the proposed date of acquisition; (b) at the time that any definitive agreement is entered into in respect of such acquisition, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date (assuming for purposes of the covenants contained in Section 6.1 that pro forma adjustments are made to the financial statements of the Borrowers reflecting such acquisition; provided, that historical EBITDA of the Person to be acquired (or the assets of which are to be acquired) shall be included for purposes of calculating such covenant compliance only if audited financial statements of such Person are received by the Agent within 30 days prior to the consummation of such acquisition); (c) the gross purchase price for such acquisition shall not result in the Available Commitments falling below $2,500,000; and (d) with respect to any acquisition in which the gross purchase price shall exceed $2,500,000, financial statements covering the assets or operations proposed to be acquired are provided to the Agent and each Bank within 30 days after the consummation of any such acquisition.

          "Permitted Investments": (a) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve months or less from the date of acquisition;

                    (b) commercial paper maturing in 180 days or less rated not lower than A- 1 by S&P or P-1 by Moody's on the date of acquisition; and

                    (c) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by S&P or Moody's on the date of acquisition.

provided, that in each case, such obligations are payable in Dollars.

          "Permitted Liens": (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

               (b) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

               (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

               (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

               (e) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

               (f) Any Lien existing on the date of this Agreement and described on Schedule II hereto, provided, that the principal amount secured thereby is not hereafter increased and no additional assets become subject to such Lien;

               (g) Purchase Money Security Interests; provided, that the aggregate amount of loans and deferred payments secured by all Purchase Money Security Interests shall not exceed $500,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
Schedule II hereto); and

               (h) The following, (i) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (ii) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not, in the aggregate, materially impair the ability of the Borrowers to perform their obligations hereunder or under the other Loan Documents:

                    (A) Claims or Liens for taxes, assessments or charges due
               and payable and subject to interest or penalty, provided, that the Borrowers maintain such reserves or other appropriate provisions as shall be required by GAAP and pay all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                    (B) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                    (C) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens which are due and payable.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate": the rate of interest per annum publicly announced from time to time by PNC Bank, National Association as its prime rate in effect at its principal office in Philadelphia, Pennsylvania; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

          "Principal Office": the main banking office of the Agent in Philadelphia, Pennsylvania.

          "Properties": the collective reference to the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries.

          "Purchase Money Security Interest": Liens upon tangible personal property securing loans to the Borrowers or deferred payments by the Borrowers for the purchase of such tangible personal property.

          "Purchasing Bank": has the meaning assigned to such term in subsection 9.6(b).

          "Ratable Share": the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

          "Reference Currency": has the meaning assigned to such term in the definition of Equivalent Amount.

          "Register": has the meaning assigned to such term in subsection
9.6(d).

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Reimbursement Obligation": has the meaning assigned to such term in subsection 2.8(c).

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c)(1),
(2), (4), (5), (6), (10) and (13) of ERISA.

          "Required Banks": at any time, those Banks which are then in compliance with their obligations hereunder holding (a) 66-2/3% of the Commitments of such Banks or (b) in the event the Commitments shall have expired or been terminated, 66-2/3% of the total outstanding Loans of such Banks.

          "Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": with respect to any Borrower, the chief executive officer, president or chief financial officer of such Borrower. Unless otherwise qualified, all references to a "Responsible Officer" in this Agreement shall refer to a Responsible Officer of the Company.

          "Revolving Credit Loans": has the meaning assigned to such term in
Section 2.1.

          "Revolving Credit Note": has the meaning assigned to such term in
Section 2.2, as the same may be amended, supplemented or otherwise modified from time to time.

          "S&P": Standard & Poor's Rating Group, a division of McGraw-Hill Corporation.

          "Security": "security" as defined in Section 2(1) of the Securities Act of 1933, as amended.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Taxes": has the meaning assigned to such term in Section 2.17.

          "Termination Date": the earlier of (a) December 31, 1999 or any anniversary of such date to which the Termination Date shall have been extended pursuant to subsection 2.14(d) hereof and (b) the date the Commitments are terminated as provided herein.

          "Total Debt": at any date, without duplication, the sum of (a) the aggregate of all Indebtedness (including the current portion thereof and the undrawn face amount of any Letters of Credit then outstanding) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and (b) the aggregate amount of all Contingent Obligations of the Company and its Subsidiaries, determined on a consolidated basis, in each case as of such date.

          "Total Debt/EBITDA Ratio": on any date, the ratio of Total Debt on such date to EBITDA for the four consecutive fiscal quarters of the Company most recently ended prior to such date.

          "Total Debt/EBITDA Ratio Certificate": has the meaning assigned to such term in subsection 5.2(c).

          "Type": when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate and the Base Rate.

          "Voting Stock": capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).

          "Wholly-Owned Subsidiary": at any time, any Subsidiary one hundred percent (100%) of all of the equity securities (except directors' qualifying shares) and voting securities of which are owned by any one or more of the Company and its other Wholly-Owned Subsidiaries at such time.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Revolving Credit Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

               (b) As used herein and in the Revolving Credit Notes and the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms.

                    SECTION 2. LOANS AND TERMS OF COMMITMENTS

          2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans in either Dollars or one or more Optional Currencies (the "Revolving Credit Loans") to the Borrowers on a joint and several basis from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Commitment; provided, that (i) after giving effect to each such Loan the aggregate Dollar Equivalent amount of Loans from such Bank shall not exceed such Bank's Commitment minus such Bank's Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding, and (ii) no Loan to which the Base Rate applies shall be made in an Optional Currency. The Commitments may be terminated or reduced from time to time pursuant to
Section 2.14. Within the foregoing limits, the Borrowers may during the Commitment Period borrow, repay and reborrow under the Commitments, subject to and in accordance with the terms and limitations hereof.

               (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Agent in accordance with Sections 2.4 and 2.5; provided, that no Revolving Credit Loan shall be made as a Eurodollar Loan after the date that is one month prior to the Termination Date.

               (c) The failure of any Bank to make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Each Revolving Credit Loan shall be made in accordance with the procedures set forth in Section 2.4.

          2.2 Nature of Banks' Obligations with Respect to Revolving Credit Loans. Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Ratable Share. The aggregate Dollar Equivalent amount of each Bank's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Commitment minus its Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding, subject to subsection 2.15(c). The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Termination Date.

          2.3 Revolving Credit Notes. The Revolving Credit Loans made by each Bank shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Bank and in a principal amount equal to the amount of the initial Commitment of such Bank; provided, however, that the principal amount of each Loan evidenced by a Revolving Credit Note shall be paid by the Borrowers in the Optional Currency in which such Loan was made. Each Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another

Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure of any Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under such Revolving Credit Note. Each Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with Sections 2.9 and 2.10.

          2.4 Procedure for Revolving Credit Loans. (a) Except as otherwise provided herein, the Borrowers may from time to time prior to the Termination Date request the Banks to make Revolving Credit Loans by delivering to the Agent, not later than 10:00 a.m., Philadelphia time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Eurodollar Rate applies and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in an Optional Currency and (ii) the Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate applies, of a duly completed request therefor substantially in the form of Exhibit C or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Notice of Borrowing"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Notice of Borrowing shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans (expressed in the currency in which such Loans shall be funded and also as a Dollar Equivalent if such Loans shall be funded in an Optional Currency) comprising each Borrowing Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche to which the Eurodollar Rate applies and not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate applies; (iii) whether the Eurodollar Rate or Base Rate shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; (iv) the currency in which such Loans shall be funded if the Borrowers are electing the Eurodollar Rate, and (v) in the case of a Borrowing Tranche to which the Eurodollar Rate applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising such Borrowing Tranche.

               (b) The Agent shall, promptly after receipt by it of a Notice of Borrowing pursuant to this Section 2.4, notify the Banks of its receipt of such Notice of Borrowing specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount, currency, and Type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section
2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan in the requested currency to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 4.2, fund such Revolving Credit Loans to the Borrower in the requested currency and immediately available funds at the Principal Office prior to 2:00 p.m., Philadelphia time, on the applicable Borrowing Date. Unless the Agent shall have received notice from a Bank prior to the date of any borrowing that such Bank will not make available to the Agent such Bank's portion of such borrowing, the Agent may assume that such Bank has made such portion available in accordance with this subsection 2.4(b) and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that any Bank shall not have made such Bank's pro rata portion of such borrowing available to the Agent, such Bank and the Borrowers (without prejudice to the Borrowers' rights against such Bank) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Revolving Credit Loans comprising such borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate, provided, that, if such Bank shall not pay such amount within three Business Days of such Borrowing Date, the interest rate on such overdue amount shall, at the expiration of such three Business Day period, be the rate per annum applicable to Base Rate Loans. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Revolving Credit Loan as part of such borrowing for purposes of this Agreement.

               (c) If in a Notice of Borrowing no election as to the Type of Revolving Credit Loan is specified in any such notice, then the requested Revolving Credit Loan shall be a Base Rate Loan. If a Eurodollar Loan is requested but no Interest Period with respect to such Loan is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

          2.5 Conversion and Continuation Options. The Borrowers shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 12:00 noon, Philadelphia time, one Business Day prior to conversion, to convert any Eurodollar Loan to a Base Rate Loan and (ii) not later than 10:00 a.m., Philadelphia time, three Business Days prior to conversion or continuation, to convert any Base Rate Loan into a Eurodollar Loan or to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period, subject in each case to the following:

               (a) a Eurodollar Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

               (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

               (c) no Eurodollar Loan may be continued as such and no Base Rate Loan may be converted to a Eurodollar Loan when any Default has occurred and is continuing and the Agent or the Required Banks have determined that such a continuation is not appropriate;

               (d) any portion of a Eurodollar Loan that cannot be converted into or continued as a Eurodollar Loan by reason of subsection 2.5(b) or 2.5(c) or as to which the Borrowers have failed to give notice of conversion or continuation automatically shall in the case of a Eurodollar Loan denominated in an Optional Currency be prepaid on the last day of the Interest period in effect for such Loan (subject to the provisions of subsection 2.12(c)), or in the case of any other Eurodollar Loan be converted to a Base Rate Loan on the last day of the Interest Period in effect for such Loan;

               (e) no Eurodollar Loan denominated in an Optional Currency may be converted into a Base Rate Loan or converted into a Eurodollar Loan denominated in another Optional Currency; and

               (f) the provisions of subsection 2.6(c) limiting under certain circumstances the continuation of Eurodollar Loans denominated in an Optional Currency.

          Each request by the Borrowers to convert or continue a Loan shall constitute a representation and warranty that no Default shall have occurred and be continuing. Accrued interest on a Loan (or portion thereof) being converted shall be paid by the applicable Borrower(s) at the time of conversion.

          2.6 Utilization of Commitments in Optional Currencies. (a) The Agent will determine the Dollar Equivalent amount of (i) proposed Loans or Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) outstanding Loans or Letters of Credit Outstanding denominated in an Optional Currency as of the last Business Day of each month, and (iii) outstanding Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), a "Computation Date").

               (b) The Banks shall be under no obligation to make the Loans requested by the Borrowers which are denominated in an Optional Currency if any Bank notifies the Agent by 5:00 p.m., Philadelphia time, three (3) Business Days prior to the Borrowing Date for such Loans that such Bank cannot due to market conditions provide its share of such Loans in such Optional Currency. In the event the Agent timely receives a notice from a Bank pursuant to the preceding sentence, the Agent will notify the Borrowers no later than 12:00 noon, Philadelphia time, two (2) Business Days prior to the Borrowing Date for such Loans that the Optional Currency is not then available for such Loans, and the Agent shall promptly thereafter notify the Banks of the same. If the Borrowers receive a notice described in the preceding sentence, the Borrowers may, by notice to the Agent not later than 5:00 p.m., Philadelphia time, two (2) Business Days prior to the Borrowing Date for such Loans, withdraw the Notice of Borrowing for such Loans. If the Borrowers withdraw such Notice of Borrowing, the Agent will promptly notify each Bank of the same and the Banks shall not make such Loans. If the Borrowers do not withdraw such Notice of Borrowing before such time, (i) the Borrowers shall be deemed to have requested that the Loans referred to in their Notice of Borrowing shall be made in Dollars in an amount equal to the Dollar Equivalent amount of such Loans and shall bear interest at the Base Rate, and (ii) the Agent shall promptly deliver a notice to each Bank stating: (A) that such Loans shall be made in Dollars and shall bear interest at the Base Rate, (B) the aggregate amount of such Loans, and (C) such Bank's Ratable Share of such Loans.

               (c) If the Borrowers deliver a notice pursuant to Section 2.5 requesting that the Banks continue as a Eurodollar Loan an outstanding Borrowing Tranche of Loans denominated in an Optional Currency, the Banks shall be under no obligation to continue such Eurodollar Loan if any Bank delivers to the Agent a notice by 5:00 p.m., Philadelphia time, three (3) Business Days prior to effective date of such continuation that such Bank cannot due to market conditions provide Loans in such Optional Currency. In the event the Agent timely receives a notice from a Bank pursuant to the preceding sentence, the Agent will notify the Borrowers no later than

12:00 noon, Philadelphia time, two (2) Business Days prior to the effective date of such continuation that the continuation of such Loans in such Optional Currency is not then available, and the Agent shall promptly thereafter notify the Banks of the same. If the Agent shall have so notified the Borrowers that any such continuation of Optional Currency Loans is not then available, any notice of continuation with respect thereto shall be deemed withdrawn, and such Optional Currency Loans shall be prepaid on the last day of the Interest Period with respect to any such Optional Currency Loans, subject to the provisions of subsection 2.12(c) and to the Borrowers' right to reborrow in Dollars or in another Optional Currency pursuant to Section 2.4.

               (d) The Borrowers may deliver to the Agent a written request that Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided, that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Banks in the applicable interbank market. The Agent will promptly notify the Banks of any such request promptly after the Agent receives such request. The Agent and each Bank may grant or accept such request in their sole discretion. The Agent will promptly notify the Borrowers of the acceptance or rejection by the Agent and each of the Banks of the Borrowers' request. The requested currency shall be approved as an Optional Currency hereunder only if the Agent and the Required Banks approve of the Borrowers' request.

               (e) The Agent may, with respect to notices by the Borrowers for Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Borrowing Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Agent shall promptly notify the Borrowers and the Banks of such rounded amounts and the Borrowers' request or notice shall thereby be deemed to reflect such rounded amounts.

          2.7 Fees. (a) The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank, on each March 31, June 30, September 30 and December 31 during the Commitment Period and on the date on which the Commitments shall be permanently reduced or terminated as provided herein, commitment fees ("Commitment Fees") at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the average daily amount of the Available Commitments during the preceding quarter (or shorter period commencing with the date hereof or ending with the Termination Date or the date on which the Commitments shall be terminated); provided, that with respect to any period during which (i) the amount of the Available Commitments is greater than or equal to (ii) the positive difference between the amount of the Commitments minus $20,000,000 (such difference determined pursuant to this clause (ii) being referred to as the "Upper Tier Commitment Level") for a period of 180 consecutive days or more (each, a "Reduced Usage Period"), the commitment fee on that portion of the amount of the Available Commitments up to the amount of the Upper Tier Commitment Level shall be calculated at a rate per annum equal to one-half of the Commitment Fee Rate otherwise in effect from time to time; provided, further, that if after any such Reduced Usage Period shall be terminated because additional Loans are made which cause the amount of the Available Commitments to fall below the Upper Tier Commitment Level, the Borrowers shall pay promptly as billed by the Agent additional Commitment Fees equal to one-half of the then applicable Commitment Fee Rate multiplied by the amount of the Upper Tier Commitment Level, which additional Commitment Fees shall be payable each time a Reduced Usage Period is so terminated. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars. The Commitment Fee due to each Bank shall commence to accrue on the date hereof, and shall cease to accrue on the Termination Date. The Agent shall distribute the Commitment Fees on the Revolving Credit Loans among the Banks pro rata in accordance with their respective Commitment Percentages.

               (b) The Borrowers jointly and severally agree to pay the Agent, for its own account, administrative and other fees at the times and in the amounts set forth in the Fee Letter.

               (c) The foregoing fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the foregoing fees shall be refundable under any circumstances.

          2.8 Letter of Credit Subfacility. (a) The Borrowers may request the issuance of a letter of credit (each, a "Letter of Credit") by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Philadelphia time, at least ten (10) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit may be denominated in either Dollars or an Optional Currency. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.8, the Agent will issue a Letter of Credit, provided, that each Letter of Credit shall (A) have a maximum maturity of thirty-six (36) months from the date of issuance, and (B) in no event expire later than one Business Day prior to the Termination Date, and provided further, that in no event shall the Dollar Equivalent amount of Letters of Credit Outstanding exceed, at any one time, the Commitments minus the Dollar Equivalent amount of the outstanding Loans.

               (b) The Borrowers shall pay in Dollars (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the Applicable Margin for a Eurodollar Loan and (ii) to the Agent for its own account a fronting fee equal to .125% per annum, which fees shall be computed on the daily average Dollar Equivalent undrawn face amount of outstanding Letters of Credit (computed on the basis of the actual number of days such Letters of Credit are outstanding in a year of 360 days) and shall be payable quarterly in arrears commencing with the last Business Day of each March, June, September and December following the issuance of a Letter of Credit. The Borrowers shall also pay to the Agent in Dollars for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                    (c) (i) Immediately upon the issuance of each Letter of
               Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                    (ii) In the event of any request for a drawing under a
               Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrowers. Provided that they shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent in Dollars prior to 12:00 noon, Philadelphia time, on each date that an amount is paid by the Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the Dollar Equivalent amount so paid by the Agent. In the event the Borrowers fail to reimburse the Agent for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 12:00 noon, Philadelphia time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Banks in Dollars at the Base Rate to be disbursed on the Drawing Date under such Letter of Credit, subject to the conditions set forth in Section 4.2. Any notice given by the Agent pursuant to this subsection 2.8(c)(ii) may be oral if promptly confirmed in writing; provided, that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

                    (iii) Each Bank shall upon any notice pursuant to subsection
               2.8(c)(ii) make available to the Agent an amount in Dollars in immediately available funds equal to its Ratable Share of the Dollar Equivalent amount of the drawing, whereupon the participating Banks shall (subject to subsection 2.8(c)(iv)) each be deemed to have made a Revolving Credit Loan in Dollars at the Base Rate to the Borrowers in that amount. If any Bank so notified fails to make available in Dollars to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such Dollar Equivalent amount by no later than 2:00 p.m., Philadelphia time, on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this subsection 2.8(c)(iii).

                    (iv) With respect to any unreimbursed drawing that is not
               converted into Revolving Credit Loans at the Base Rate to the Borrowers in whole or in part as contemplated by subsection 2.8(c)(ii), because of the Borrowers' failure to satisfy the conditions set forth in Section 4.2 other than any notice requirements or for any other reason, the Borrowers shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in Dollars in the Dollar Equivalent amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans at the Base Rate. Each Bank's payment to the Agent pursuant to subsection 2.8(c)(iii) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this subsection 2.8(c).

                    (d) (i) Upon (and only upon) receipt by the Agent for its
               account of immediately available funds from the Borrowers (A) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (B) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

                    (ii) If the Agent is required at any time to return to the
               Borrowers, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Borrowers to the Agent pursuant to subsection 2.8(d)(i) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

               (e) Each Borrower agrees jointly and severally to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrowers' instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

               (f) In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

               (g) Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by subsection 2.8(c), as a result of a drawing under a Letter of Credit, and the obligations of the Borrowers to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

                    (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrowers or any other Person for any reason whatsoever;

                    (ii) the failure of the Borrowers or any other Person to
               comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1, 2.4 or 4.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under subsection 2.8(c);

                    (iii) any lack of validity or enforceability of any Letter of Credit;

                    (iv) the existence of any claim, set-off, defense or other right which the Borrowers or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrowers and the beneficiary for which any Letter of Credit was procured);

                    (v) any draft, demand, certificate or other document
               presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

                    (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                    (vii) any adverse change in the business, operations,
               properties, assets, condition (financial or otherwise) or prospects of the Borrowers;

                    (viii) any breach of this Agreement or any other Loan
               Document by any of the Borrowers;

                    (ix) the occurrence or continuance of an insolvency
               proceeding with respect to the Borrowers;

                    (x) the fact that an Event of Default or a Default shall
               have occurred and be continuing;

                    (xi) the fact that the Termination Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                    (xii) any other circumstance or happening whatsoever,
               whether or not similar to any of the foregoing; provided, that each Bank's obligation to make Revolving Credit Loans under subsection 2.8(c)(iii) is subject to the conditions set forth in
               Section 4.2.

               (h) In addition to amounts payable as provided in Section 9.5, the Borrowers hereby agree to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or
(B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

               (i) As between the Borrowers and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not create any liability of the Agent to the Borrowers or any Bank.

          2.9 Interest Rates and Payment Dates. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate or Eurodollar Rate set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different interest rates and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more interest rates with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided, that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans accruing interest at a Eurodollar Rate. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate. Interest on the principal amount of each Revolving Credit Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency.

               (a) Subject to the provisions of Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate.

               (b) Subject to the provisions of Section 2.10, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days, provided that, for Loans made in an Optional Currency for which a 365-day basis is the only market practice available to the Agent, such rate shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Eurodollar Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Margin.

               (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided, that (i) interest accruing on overdue amounts pursuant to Section 2.10 shall be payable on demand as provided in such Section and (ii) accrued and unpaid interest on the Revolving Credit Loans shall be payable on the Termination Date.

               (d) As soon as practicable the Agent shall notify the Borrowers and the Banks of (i) each determination of a Eurodollar Rate and (ii) the effective date and the amount of each change in the interest rate on a Eurodollar Loan or Base Rate Loan. Each determination of an interest rate by the Agent, pursuant to any provision of this Agreement (including this Section 2.9 and Section 2.10) shall be conclusive and binding on the Borrowers and the Banks in the absence of clearly demonstrable error. At the request of the Borrowers, the Agent shall deliver to the Borrowers a statement showing the quotations used by it in determining any interest rate pursuant to subsections 2.9(a) and (b).

          2.10 Default Interest. If the Borrowers shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Borrowers shall on demand from time to time pay interest on any overdue payment of principal (in lieu of the interest otherwise payable on such principal under Section 2.9) and, to the extent permitted by law, on overdue payments of interest and other amounts due hereunder up to the date of actual payment (after as well as before judgment):

               (a) in the case of overdue principal of a Base Rate Loan or a Eurodollar Loan, at a rate determined by the Agent to be 2% per annum above the rate which would otherwise be payable on such Loans in accordance with the provisions hereof; and

               (b) in the case of any other amount payable hereunder (whether for interest, fees or otherwise), at a rate equal to 2% per annum above the Base Rate.

          2.11 Pro Rata Treatment of Loans and Payments; Commitment Fees. (a) Except as required under Section 2.13, each borrowing by the Borrowers hereunder, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each payment of Commitment Fees, and each reduction of the Commitments, shall be made pro rata among the Banks in accordance with their respective Commitment Percentages.

               (b) Each Bank agrees that in computing such Bank's portion of any borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's percentage of such borrowing to the next higher or lower whole dollar amount.

          2.12 Payments. (a) The Borrowers shall make each payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder not later than 11:00 a.m., Philadelphia time, on the date when due to the Agent at its offices set forth in Section 9.2 for the ratable accounts of the Banks in Dollars in immediately available funds, and if in any other currency, in such funds as may then be customary for the settlement of international transactions in such other currency. Such payments shall be made without set-off or counterclaim of any kind. The Agent shall distribute to the Banks any payments received by the Agent promptly upon receipt in like funds as received. The Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided, that in the event payments are received by 11:00 a.m., Philadelphia time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required).


               (b) Whenever any payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder (other than payments on Eurodollar Loans) shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

               (c) The entire amount of principal of and interest on any Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for the Borrowers to effect payment of a Loan in the Optional Currency in which such Loan was made, or if the Borrowers default in their obligations to do so, the Required Banks may at their option permit such payment to be made
(i) at and to a different location, subsidiary, affiliate or correspondent of the Agent, or (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Banks may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrowers shall make such payment and the Borrowers agree to hold each Bank harmless from and against any loss incurred by any Bank arising from the cost to such Bank of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers' obligations under this subsection shall survive termination of this Agreement.

          2.13 Eurodollar Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available. (a) If on any date on which a Eurodollar Rate would otherwise be determined, the Agent shall have determined that:

                    (i) adequate and reasonable means do not exist for
               ascertaining such Eurodollar Rate, or

                    (ii) a contingency has occurred which materially and
               adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing relating to the London interbank eurodollar market relating to the Eurodollar Rate, then the Agent shall have the rights specified in subsection 2.13(c).

               (b) If at any time any Bank shall have determined that:

                    (i) the making, maintenance or funding of any Loan to which a Eurodollar Rate applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), or

                    (ii) such Eurodollar Rate will not adequately and fairly
               reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                    (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan to which a Eurodollar Rate applies are not available to such Bank in the London interbank market, then the Agent shall have the rights specified in subsection 2.13(c).

               (c) In the case of any event specified in subsection 2.13(a) above, the Agent shall promptly so notify the Banks and the Borrowers thereof, and in the case of an event specified in subsection 2.13(b) above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrowers to select, convert to or renew a Eurodollar Rate or select an Optional Currency (as applicable) shall be suspended until the Agent shall have later notified the Borrowers, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection 2.13(a) and the Borrowers have previously notified the Agent of their selection of, conversion to or renewal of a Eurodollar Rate and such interest rate has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under subsection 2.13(b), the Borrowers shall, subject to the Borrowers' indemnification obligations under subsection 2.18 as to any Loan of the Bank to which a Eurodollar Rate applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 2.15. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate upon such specified date.

          2.14 Termination, Reduction and Extension of Commitments. (a) The Commitments shall be automatically terminated on the Termination Date.

               (b) Upon at least five Business Days' prior irrevocable written (including telecopy) notice to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in a minimum principal amount of $1,000,000 or in a whole multiple thereof, and (ii) the Commitments may not be reduced or terminated if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Dollar Equivalent Revolving Facility Usage at such time would exceed the aggregate amount of the Commitments at such time.

               (c) Each reduction in the Commitments hereunder shall be made ratably among the Banks in accordance with their respective Commitment Percentages. The Borrowers shall pay to the Agent for the account of the Banks on the date of each termination or reduction of the Commitments, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

               (d) During the period beginning one hundred and eighty days prior to the second and any subsequent anniversary of the Closing Date and ending on such anniversary, the Borrowers may deliver to the Agent (which shall promptly transmit to each Bank) a notice requesting that the Commitments be extended to the first anniversary of the Termination Date then in effect. Within sixty days after its receipt of any such notice, each Bank shall notify the Agent of its willingness or unwillingness so to extend its Commitment. Any Bank that shall fail so to notify the Agent within such period shall be deemed to have declined to extend its Commitment. If each (but only if each) Bank agrees to extend its Commitment, the Agent shall so notify the Company and each Bank, whereupon (i) the respective Commitments of the Banks shall, without further act by any party hereto, be extended to the first anniversary of the Termination Date then in effect, (ii) the term "Termination Date" shall thereafter mean such first anniversary and (iii) the term "Termination Date" shall thereafter mean the first anniversary of the Termination Date then in effect. Any such extension shall be evidenced by a written agreement among the Agent, the Banks and the Borrowers, such agreement to be in form and substance acceptable to the Agent and the Banks.

          2.15 Prepayment of Loans. (a) The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 2.18) in the currency in which such Loan was made:

                    (i) at any time with respect to any Base Rate Loan;

                    (ii) on the last day of the applicable Interest Period with respect to Eurodollar Loans; or

                    (iii) on the date specified in a notice by any Bank pursuant to Section 2.13.

Whenever the Borrowers desire to prepay any part of the Loans, they shall provide a prepayment notice to the Agent no later than (I) 12:00 noon, Philadelphia time, at least one (1) Business Day prior to the date of prepayment of Base Rate Loans and (II) 10:00 a.m., Philadelphia time, three (3) Business Days prior to the date of prepayment of Eurodollar Loans, setting forth the following information: (y) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and (z) the total principal amount and currency of such prepayment, the Dollar Equivalent amount of which shall not be less than $100,000.

               (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.14, the Borrowers shall pay or prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Revolving Facility Usage at such time would not exceed the aggregate amount of the Commitments at such time.

               (c) If on any Computation Date the amount of the Dollar Equivalent Revolving Facility Usage is equal to or greater than the aggregate amount of the Commitments as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Agent shall notify the Borrowers of the same and the Borrowers shall within one (1) Business Day after receiving such notice prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Revolving Facility Usage shall not exceed the aggregate amount of the Commitments after giving effect to such prepayments.

               (d) All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Base Rate Loans, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loan was made. If the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Base Rate Loans, then to Dollar Eurodollar Loans and then to Optional Currency Loans. Any prepayment hereunder shall be subject to the Borrowers' obligation to indemnify the Banks under Section 2.18.

               (e) Upon receipt of any notice of prepayment, the Agent shall promptly notify each Bank thereof.

               (f) Amounts prepaid pursuant to this Section may be reborrowed, subject to the terms and conditions hereof.

          2.16 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation, or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                    (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Revolving Credit Note or any Eurodollar Loan made by it or payments by the Borrowers of principal, interest, fees or other amounts due from the Borrowers hereunder, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by Section 2.17 and changes in the rate of tax on the net income of such Bank);

                    (ii) shall impose, modify or hold applicable any reserve,
               special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, letters of credit or other extensions of credit by, or any other acquisition of funds by, any Bank or any Lending Office of any Bank which is not otherwise included in the determination of the interest rate on such Eurodollar Loan hereunder; or

                    (iii) shall impose on any Bank or any Lending Office of any
               Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank or its Lending Office, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, maintaining any Commitment hereunder or issuing Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrowers shall as promptly as practicable pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.

               (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, the Borrowers shall as promptly as practicable pay such Bank, upon its demand, such additional amount or amounts as will compensate such Bank for such reduction. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.

               (c) Each Bank agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrowers of any additional amount under subsections 2.16(a) or (b); provided, however, that no Bank shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

          2.17 Taxes. (a) All payments made by the Borrowers hereunder and under each Revolving Credit Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

               (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Revolving Credit Note (hereinafter referred to as "Other Taxes").

               (c) The Borrowers shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other

Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

               (d) Within 30 days after the date of any payment of any Taxes by the Borrowers, the Borrowers shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by the Borrowers, the Borrowers shall, if so requested by a Bank, provide a certificate of a Responsible Officer to that effect.

               (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in subsections 2.17(a) through (d) shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

               (f) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Agent. Each such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

               (g) Notwithstanding the foregoing subsections 2.17(a) through
(e), the Borrowers shall not be required to pay any additional amounts to any Bank in respect of United States withholding tax pursuant to such subsections if
(i) the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the requirements of subsection 2.17(f) or
(ii) such Bank shall not have furnished the Company with such forms listed in subsection 2.17(f) and shall not have taken such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax.

          2.18 Indemnity. The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (i) default by the Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loan, (ii) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment (whether voluntary, mandatory, as a result of acceleration or otherwise) of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts that a Bank is entitled to receive under this Section 2.18 submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of clearly demonstrable error and all such amounts shall be paid by the Borrowers promptly upon demand by such Bank. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.

          2.19 Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Revolving Credit Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

               (b) The obligation of the Borrowers in respect of any sum due from the Borrowers to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, the Borrowers jointly and severally agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

          2.20 Borrowers' Representative. Each of the Borrowers hereby appoints Right Management Consultants, Inc. as its non-exclusive representative, and grants to Right Management Consultants, Inc. an irrevocable power of attorney to act as its attorney-in-fact, with regard to all matters relating to this Agreement and each other Loan Documents, including, without limitation, execution and delivery of any Notice of Borrowing, and amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith and making all elections as to interest rates and interest payment dates. (In such capacity, Right Management Consultants, Inc. is herein referred to as the "Borrowers' Representative.") The Agent and the Banks shall be entitled to rely exclusively on the Borrowers' Representative's authority so to act in each instance without inquiry or investigation, and each of the Borrowers hereby agrees to indemnify and hold harmless the Agent and the Banks for any losses, costs, delays, errors, claims, penalties or charges arising from or out of the Borrowers' Representative's actions pursuant to this Section 2.20 and the Agent's and the Banks' reliance thereon and hereon. Notice from the Borrowers' Representative shall be deemed to be notice from all of the Borrowers and notice to the Borrowers' Representative shall be deemed to be notice to all of the Borrowers. Nothing in this Section
2.20 shall vitiate or be held contrary to the Borrowers' representations and covenants regarding the Loans or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents.


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Banks to enter into this Agreement and to make the Loans, each of the Borrowers hereby represents and warrants to the Agent and each Bank that:

          3.1 Financial Condition. The consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 1996 and the related consolidated statements of income and of cash flows for the period ended on such date, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

          3.2 No Change. Since September 30, 1996, there has been no development or event nor any prospective development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          3.3 Corporate Existence; Compliance with Law. Each of the Borrowers and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to transact business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrowers has the corporate or other power, authority, and legal right to make, deliver and perform this Agreement and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate or other action to authorize the borrowings on the terms and conditions of this Agreement and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Revolving Credit Notes or any other Loan Document. This Agreement has been and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers party thereto enforceable against such Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Revolving Credit Notes and the other Loan Documents by the Borrowers, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of any Borrower pursuant to any such Requirement of Law or Contractual Obligation.

          3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened against any Borrower or any of their respective Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Revolving Credit Notes, the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could have a Material Adverse Effect.

          3.7 No Default. Neither the Company, any other Borrower nor any of its or their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8 Taxes. Each of the Borrowers has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed against any of the Borrowers or any of their Subsidiaries, and, to the knowledge of each of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charges.

          3.9 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System. If requested by any

Bank or the Agent, the Borrowers will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

          3.10 ERISA. Each Plan (such representations in respect of any Multiemployer Plan being made to the best knowledge of each Borrower) has complied in all material respects with the applicable provisions of ERISA and the Code. No prohibited transaction or accumulated funding deficiency (each as defined in subsection 7.1(j)) or Reportable Event has occurred with respect to any Single Employer Plan. The present value of all accrued benefits under each Single Employer Plan of which any Borrower or a Commonly Controlled Entity is a sponsor (based on those assumptions used to fund the Plans), as calculated by such Borrower's actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such benefits. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither any Borrower nor any Commonly Controlled Entity would become subject under ERISA to any liability if any Borrower or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made. Such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent as defined in Section 4245 of ERISA. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. Neither any Borrower nor any Commonly Controlled Entity has any or has received notice of any liability under the Coal Industry Retiree Health Benefit Act of 1992. Neither a Reportable Event nor an "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA has occurred during the five-year period to the date on which this representation is made or deemed made with respect to any Single Employer Plan or Multiemployer Plan. No termination of a Single Employer Plan has occurred, and no Lien on assets of any of the Borrowers or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen during such five-year period.

          3.11 Investment Company Act. None of the Borrowers is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.12 Public Utility Holding Company Act. No Borrower is subject to regulation as a "holding company", subject to regulation as an "affiliate" of a "holding company", or subject to regulation as a "subsidiary company" of a "holding company", in each case under the Public Utility Holding Company Act of 1935, as amended.

          3.13 Environmental Matters. Except to the extent that all of the following could not reasonably be expected to have a Material Adverse Effect:

               (a) To the best knowledge of each of the Borrowers, the Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in amounts or concentrations that constitute or constituted a violation of, or reasonably could give rise to liability under Environmental Laws.

               (b) To the best knowledge of each of the Borrowers, the Properties and all operations and facilities at the Properties are in compliance, and have in the last five years been in compliance with all Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Borrower or any Subsidiary thereof which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof. None of the Borrowers or any of their respective Subsidiaries have assumed any liability of any Person under Environmental Laws.

               (c) Neither the Company, any other Borrower, nor any of their Subsidiaries has received or is aware of any claim, notice of violation, alleged violation, non-compliance, investigation or advisory action or potential liability regarding environmental matters or compliance of Environmental Law with regard to the Properties which has not been satisfactorily resolved by the Company, such other Borrower, or such Subsidiary, nor is the Company nor any other Borrower aware or have reason to believe that any such action is being contemplated, considered or threatened.

               (d) To the best knowledge of each of the Borrowers, Materials of Environmental Concern have not been generated, treated, stored, transported, disposed of, at, on, from or under any of the Properties by any of the Borrowers, nor have any Materials of Environmental Concern been transferred by any of the Borrowers from the Properties to any other location except in either case in the ordinary course of business of the Borrowers or any of their respective Subsidiaries, in compliance with all Environmental Laws and such that it could not reasonably be expected to give rise to liability under any applicable Environmental Law.

               (e) There are no governmental, administrative actions or judicial proceedings pending or, to the best knowledge of each Borrower after diligent inquiry, contemplated or threatened under any Environmental Laws to which the Company, any other Borrower or any of their respective Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

          3.14 No Material Misstatements. No financial statement, exhibit or schedule furnished by or on behalf of any Borrower to the Agent or any Bank in connection with the negotiation of this Agreement, any Revolving Credit Note or any other Loan Document contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading under the circumstances under which they were made or given, where such misstatement or omission would be material to the interests of the Banks with respect to the performance of each Borrower of its obligations hereunder or thereunder. Prior to the date hereof, the Borrowers have disclosed to the Banks in writing any and all facts which materially and adversely affect (to the extent the Borrowers can as of the date hereof reasonably foresee), the business, operations or financial condition of the Company and its Subsidiaries taken as a whole, and the ability of the Borrowers to perform their obligations under this Agreement, the Revolving Credit Notes and the other Loan Documents.

          3.15 Title to Properties. The Borrowers and any Subsidiaries have good and marketable title to or valid leasehold interest in all properties, assets and other rights which they purports to own or lease or which are reflected as owned or leased on their respective books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby unless the failure to obtain such consent would not have a Material Adverse Effect.

          3.16 Intellectual Property. Each of the Borrowers and each of their respective Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those as to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrowers and their Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have such a Material Adverse Effect.

          3.17 No Burdensome Restrictions; List of Subsidiaries. No Requirement of Law or Contractual Obligation of any of the Borrowers or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect. All of the Subsidiaries of each Borrower as of the date hereof are listed on
Schedule 3.17 to this Agreement under its name, and the respective number of shares of authorized Capital Stock and issued and outstanding Capital Stock are as set forth on such schedule. There are no Subsidiaries of the Company or any Borrower which are not Borrowers hereunder.

          3.18 Solvency. Each of the Borrowers is, and after receipt and application of the initial Loans hereunder will be, solvent such that: (a) the fair value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is greater than the total amount of its liabilities, including without limitation, Contingent Obligations, (b) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities and commitments (including Contingent Obligations) as they mature in the normal course of business. Each Borrower (a) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (b) is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged.

          3.19 Insurance. Schedule 3.19 hereto lists, as of the Closing Date, all insurance policies and other bonds to which any Borrower or any Subsidiary is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby or any replacements thereof. Such policies and bonds or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrowers and their subsidiaries in accordance with prudent business practice in the industry of the Borrowers and their Subsidiaries.

          3.20 Material Contracts; Franchise Agreements. As of the Closing Date, all material contracts relating to the business operations of the Borrowers which would be required by the provisions of Regulation S-K promulgated by the Securities and Exchange Commission to be filed as exhibits to any periodic report under the Exchange Act (collectively, the "Material Contracts") are listed on Schedule 3.20 hereto. As of the Closing Date, all such Material Contracts are valid, binding and enforceable upon the Borrowers and each of the parties thereto in accordance with their respective terms, and there is no default thereunder with respect to any of the Borrowers or, to the Borrowers' knowledge, with respect to parties other than the Borrowers. All franchise agreements to which any of the Borrowers is a party are valid, binding and enforceable upon such Borrower and each of the parties thereto in accordance with their respective terms, and to the best of the Borrowers' knowledge, all required disclosures required by law to be given in connection with those franchise agreements have been given as required and the Borrowers and to the best of the Borrowers' knowledge each of the other parties thereto are in compliance in all material respects with such franchise agreements. From and after the Closing Date, Schedule 3.20 shall be deemed to be automatically modified by adding thereto, on the date of filing by the Company with the Securities and Exchange Commission of any periodic report under the Exchange Act, any and all Material Contracts filed as exhibits to such report.


                         SECTION 4. CONDITIONS PRECEDENT

          4.1 Conditions to Initial Extension of Credit. The agreement of each Bank to make the initial Loans requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans on the Closing Date, of the following conditions precedent:

               (a) Credit Agreement and Revolving Credit Notes. The Agent shall have received (i) this Agreement, (A) executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Bank, and (B) executed and delivered by a duly authorized officer of each Bank and (ii) for the account of each Bank, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of each Borrower.

               (b) Corporate Proceedings; No Default. The Agent shall have received, with a counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of each Borrower dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of such Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Revolving

Credit Notes and the other Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder and that such resolutions attached thereto have not been amended, modified, revoked or rescinded, (B) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of a Borrower and (C) that the representations contained in Section 3 are true and correct, that the Borrowers are in compliance with all covenants contained herein and there exists no Default after giving effect to the initial Loans hereunder.

               (c) Corporate Documents. The Agent shall have received, with a counterpart for each Bank, true and complete copies of the articles or certificate of incorporation and by-laws of each Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Borrower, provided that copies of such documents for any of the Borrowers formed under the laws of a jurisdiction not located in the United States may be delivered not later than sixty (60) days after the Closing Date.

               (d) Fees and Expenses. The Agent shall have received (i) the fees required to be paid on the Closing Date pursuant to the Fee Letter and (ii) all other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including, without limitation, the reasonable fees and expenses accrued through the Closing Date of Ballard Spahr Andrews & Ingersoll, counsel to the Agent in connection with the transactions contemplated by the Loan Documents.

               (e) Legal Opinion. The Agent shall have received the executed legal opinion of Fox, Rothschild, O'Brien & Frankel, counsel to the Borrowers, covering the matters set forth in Exhibit E. Such opinion shall be addressed to the Banks and the Agent and cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

               (f) Existing Credit Arrangements. All existing credit arrangements between any of the Borrowers and any Bank, including the Existing Credit Agreements, shall have been terminated and all Indebtedness thereunder shall have been repaid in full.

               (g) Insurance. The Agent shall have received Certificates of Insurance with respect to each Borrower's fire, casualty, liability and other insurance covering its respective property and business.

               (h) Good Standing. The Agent shall have received certificates of good standing, subsistence and/or status dated a recent date from the Secretary of State or appropriate taxing or other authorities in the jurisdiction of incorporation or organization of each Borrower.

               (i) No Material Adverse Effect. There shall have been no Material Adverse Effect since September 30, 1996.

          4.2 Conditions to Each Loan. The agreement of each Bank to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

               (a) Representations and Warranties. Each of the representations and warranties made by each Borrower herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of such date as if made on and as of such date.

               (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

               (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each request by the Borrowers for a Loan hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.


                        SECTION 5. AFFIRMATIVE COVENANTS

          Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Revolving Credit Note remains outstanding and unpaid, or any other amount is owing to any Bank or the Agent hereunder, such Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          5.1 Financial Statements. Furnish to each Bank:

               (a) as soon as available, but in any event not later than 120 days after the close of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its consolidated Subsidiaries, including therein a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes thereon as shall be approved by the Company's independent certified public accountants, such financial statements to be certified by Arthur Andersen LLP or other independent certified public accountants selected by the Company and reasonably acceptable to the Banks, without a "going concern" or like qualification or exception or qualification arising out of the scope of the audit; and

               (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, including therein (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries, and (iii) the related consolidated statement of changes in financial position of the Company and its consolidated Subsidiaries all for the period from the beginning of such fiscal quarter to the end of such fiscal quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and accompanied by a certificate of a Responsible Officer of the Company stating that the financial statements fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date and for the periods covered thereby (subject to normal year-end audit adjustments).

          5.2 Certificates; Other Information. Furnish to each Bank:

               (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the Company's independent certified public accountants reporting on such financial statements stating that in making the examination necessary for certifying such financial statements no knowledge was obtained of any Default or Event of Default, except as specifically indicated;

               (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer of the Company showing in detail the calculations demonstrating compliance with the financial covenants set forth in Section 6.1, together with a certificate of the chief financial officer or treasurer of the Company stating that, to the best of his or her knowledge, each of the Borrowers during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Revolving Credit Notes and the other Loan Documents to which it is a party and that such officer has obtained no knowledge of any Default or Event of Default except as specifically indicated; if the certificate above shall indicate that such officer has obtained knowledge of a Default or Event of Default, such certificate shall state what efforts the Borrowers are making to cure such Default or Event of Default;

               (c) within 60 days after the end of the first three fiscal quarters in each fiscal year of the Company, and within 105 days after the end of each fiscal year of the Company, a certificate of a Responsible Officer of the Company setting forth the Total Debt/EBITDA Ratio as of the end of such fiscal quarter or fiscal year, as the case may be, and detailing the computations necessary in calculating such Ratio (a "Total Debt/EBITDA Ratio Certificate");

               (d) within five days after the same are sent, copies of all financial statements and reports which the Company sent to its stockholders and within 15 days after the same are filed, copies of all financial statements and reports which any Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

               (e) written notice within the time limits set forth in Section
6.15 of any amendment to the organizational documents of the Borrowers;

               (f) promptly upon the request of the Agent or any Bank, copies of the annual budget and any forecasts or projections of the Borrowers for the succeeding fiscal year;

               (g) no later than the thirtieth (30th) day after the consummation of any Permitted Acquisition the total consideration for which exceeds $2,500,000, financial statements of the Person acquired (or the assets of which were acquired); and

               (h) promptly, such additional financial and other information as the Agent or any Bank may from time to time reasonably request.

          5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

          5.4 Conduct of Business and Maintenance of Existence. Except as otherwise permitted in Section 6.4, continue to engage in business of the same general type as now conducted by it and, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

          5.5 Maintenance of Insurance; Property. (a) Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self insurance to the extent customary. The Borrowers shall deliver (i) on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrowers' independent insurance broker describing and certifying as to the existence of the insurance on the properties and assets of the Borrowers required to be maintained by this Agreement and (ii) at the request of the Agent or any Bank, from time to time a summary schedule indicating all insurance then in force with respect to the Borrowers.

               (b) Maintain in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, each of the Company and its Subsidiaries will make or cause to be made all appropriate repairs, renewals or replacements thereof.

          5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

          5.7 Notices. Promptly give notice to the Agent and each Bank of:

               (a) the occurrence of any Default or Event of Default;

               (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

               (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance as reasonably determined by the Company's corporate counsel or in which injunctive or similar relief is sought;

               (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any Lien in favor of PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan or (iii) an assessment of liability under the Coal Industry Retiree Health Benefit Act of 1992; and

               (e) an event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

          5.8 Environmental Laws. (a) Comply with, and require compliance by all tenants and all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect;

               (b) Comply with all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws; and

               (c) Defend, indemnify and hold harmless the Agents and the Banks, and their respective employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of or noncompliance with or liability under any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto which in each case relate to or arise in connection with any Borrower, any Property or any activities relating to any other property or business of a Borrower or the enforcement of any rights provided herein or in the other Loan Documents, including, without limitation, attorneys' and consultants' fees, response costs, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any of the foregoing enumerated parties. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Revolving Credit Notes.

          5.9 Management Changes. Except in the case of his death, retain Richard Pinola as the Chairman and Chief Executive Officer of the Company and notify the Agent in writing within thirty (30) days after any change in his titles or responsibilities.

          5.10 Subordination of Intercompany Loans, Other Loans and Advances to the Borrowers. Cause any intercompany indebtedness, loans or advances owed by the Borrowers to each other or to any other Subsidiary to be subordinated on terms satisfactory to the Agent to the Loans and other obligations owed to the Agent and the Banks hereunder or under the other Loan Documents.

          5.11 Notice and Joinder of New Subsidiaries. Notify the Agent as soon as practicable after acquiring or creating a new Subsidiary, and cause such new Subsidiary to execute and deliver to the Agent a Joinder and Assumption Agreement in the form of Exhibit D attached hereto, joining in this Agreement and becoming a Borrower hereunder.

          5.12 Use of Proceeds. Use the proceeds of the Revolving Credit Loans
(i) for working capital and general corporate purposes in the ordinary course of business, (ii) to repay Indebtedness under the Existing Credit Agreements and
(iii) to the extent permitted hereunder, to pay all or a portion of the purchase price for Permitted Acquisitions. None of the Commitments or the Loans shall be used for currency speculation or similar purposes.

          5.13 Subsequent Credit Terms. Notify the Agent in writing prior to entering into any new credit agreement or any amendment or modification of any existing credit arrangement, pursuant to which any of the Borrowers agrees to financial and other affirmative and negative covenants (other than any of the foregoing pursuant to which a Borrower provides or agrees to provide collateral for its obligations) which are less favorable in any material respect to any of the Borrowers than those contained in this Agreement. Effective upon any Borrower's entry into any such agreement, amendment or modification, the corresponding covenants, terms and conditions of this Agreement shall be and shall, unless otherwise provided by the Banks, be deemed to be automatically and immediately amended to conform with and to include the applicable covenants, terms and/or conditions of such other agreement (until such agreement is terminated and all amounts owing thereunder are repaid); provided, however, that the foregoing shall not be applicable to or be deemed to affect any provision of this Agreement if any such agreement, amendment or modification is more favorable to such Borrower. Each of the Borrowers hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as the Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 5.13.

                          SECTION 6. NEGATIVE COVENANTS

          Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Revolving Credit Note remains outstanding and unpaid, or any other amount is owing to any Bank or Agent hereunder, such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          6.1 Financial Condition Covenants.

               (a) Maintenance of Net Worth. Permit Consolidated Net Worth on any day to be less than (i) from the Closing Date until December 31, 1996, $40,085,000 and (ii) thereafter, the sum of (A) $40,085,000 plus (B) fifty percent (50%) of Consolidated Net Income (I) for the final quarter ending on December 31, 1996 and (II) for each fiscal year thereafter commencing with the fiscal year ending December 31, 1997, exclusive of any fiscal year in which Consolidated Net Income is a negative, plus (C) one-hundred percent (100%) of the Net Proceeds from the issuance after the Closing Date of Capital Stock of any Borrower or Subsidiary thereof.

               (b) Total Debt/EBITDA Leverage Ratio. At the last day of any fiscal quarter of the Company, permit the Total Debt/EBITDA Ratio to be greater than 2.50 to 1.00.

               (c) Fixed Charge Coverage Ratio. At the last day of any fiscal quarter of the Company commencing with the fiscal quarter ending December 31, 1996, permit the ratio of (i) EBITDA for the four fiscal quarters ending on such date to (ii) the sum of Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Capital Expenditures (excluding Permitted Acquisitions), Distributions and scheduled principal payments, in each case for the four fiscal quarters ending on such date, to be less than 1.25 to 1.00; provided, that the outstanding principal balance of the Loans under this Agreement shall be excluded from the sum under paragraph (ii) above with respect to any calculation made during the twelve months prior to the Termination Date.

          6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

          6.3 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

               (a) Indebtedness in respect of the Loans, the Revolving Credit Notes and other obligations of the Borrowers under this Agreement;

               (b) Indebtedness which is subordinated in accordance with the provisions of Section 5.10;

               (c) Indebtedness listed on Schedule 6.3, and renewals, extensions and modifications thereof which do not increase the principal amount thereof or otherwise significantly change the terms thereof unless otherwise specified in
Schedule 6.3;

               (d) Indebtedness secured by Purchase Money Security Interests not exceeding $500,000;

               (e) Indebtedness described in subsection (f) of the definition of "Indebtedness"; and

               (f) other unsecured Indebtedness in an amount not to exceed $3,000,000, and renewals, extensions and modifications thereof which do not increase the principal amount thereof or otherwise significantly change the terms thereof.

          6.4 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:

               (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any other Borrower (provided that such Borrower shall be the continuing or surviving corporation); and

               (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower;

provided, that immediately after any such transaction referred to in paragraphs
(a) and (b) above and after giving effect thereto, each of the Borrowers is in compliance with this Agreement and no Default or Event of Default shall have occurred and be continuing or result from such transaction.

          6.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

               (a) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrowers' business;

               (b) transactions involving the sale or lease of inventory in the ordinary course of business;

               (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection in the ordinary course of business of such accounts receivable;

               (d) as permitted by Section 6.4; and

               (e) in addition to the above subsections 6.5(a) through 6.5(d), conveyances, sales, leases, assignments, transfers or other dispositions of assets of the Borrowers; provided, that the aggregate amount of such conveyances, sales, leases, assignments, transfers and other dispositions, determined in accordance with GAAP, in any fiscal year does not exceed five percent (5%) of the Company's consolidated total assets as of the beginning of such fiscal year, and provided, further, that such conveyances, sales, leases, assignments, transfers or other dispositions are for cash consideration which the officers or Board of Directors of the respective Borrower deems to be fair and reasonable.

          6.6 Limitation on Distributions. At any time make (or incur any liability to make) or pay any Distribution (whether in cash or property or obligations of a Borrower or any Subsidiary thereof) in respect of the Borrowers or any Subsidiary (other than a Distribution payable to the Company or from a Borrower to another Borrower), unless as of the declaration date after giving effect to the declaring, paying or making of any such Distribution, no Event of Default would exist.

          6.7 Transactions with Affiliates. Except as expressly permitted in this Agreement and except for Permitted Acquisitions of an existing Affiliate, directly or indirectly enter into any transaction or arrangement whatsoever (including without limitations any purchase, sale, lease or exchange of property or the rendering of any service) or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of such Borrower's and its Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

          6.8 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by such Borrower or any Subsidiary thereof of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations thereof.

          6.9 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

               (a) Contingent Obligations described on Schedule 6.9; and

               (b) Contingent Obligations incurred in the ordinary course of business by any of the Borrowers or its Subsidiaries or in connection with Permitted Acquisitions.

          6.10 Limitation on Investments, Loans and Advances. Purchase, hold or acquire beneficially any stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances (other than employee compensation paid in the ordinary course of business) to, or make or permit to exist any investment or acquire any interest whatsoever in, any other Person, except:

               (a) extensions of trade credit to customers in the ordinary course of business;

               (b) Permitted Investments;

               (c) advances to employees of the Borrowers or their Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

               (d) Capital Stock of any Subsidiary (subject to subsection (g) below);

               (e) loans and advances by a Borrower to another Borrower, which loans are subordinated in accordance with Section 5.10;

               (f) Permitted Acquisitions; and

               (g) loans and advances by a Borrower to or additional capital contributions in its Subsidiaries which are not Borrowers which, from the date hereof through the Termination Date, do not exceed in the aggregate $5,000,000.

          6.11 Negative Pledge. Enter into any agreement with any Person other than the Banks pursuant to which any Borrower or any of its Subsidiaries creates, incurs, assumes or suffers to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired; provided, that a Borrower may enter into such an agreement in connection with a Purchase Money Security Interest permitted hereunder, provided that such Lien is by its terms effective only against the assets subject to such Purchase Money Security Interest.

          6.12 Fiscal Year. Permit the fiscal year of a Borrower to end on a day other than December 31.

          6.13 Limitation on Conduct of Business. Enter into any business either directly or through any Subsidiary except for businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement and any career management, human resources staffing, career recruiting, human resources product development and human resources consulting service business related to such existing businesses.

          6.14 Partnerships and Joint Ventures. None of the Borrowers shall become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

          6.15 Changes in Organizational Documents. None of the Borrowers shall amend in any respect its articles or certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent, in the event such change would be adverse to the Agent and/or the Banks as determined by the Agent in its sole discretion.


                          SECTION 7. EVENTS OF DEFAULT

          7.1 Events of Default. If any of the following events shall occur and be continuing:

               (a) A Borrower (i) shall fail to pay when due any principal of any Revolving Credit Note, or (ii) shall fail to pay any interest on any Revolving Credit Note or any other amount payable hereunder or thereunder (including without limitation any fees) when due in accordance with the terms thereof or hereof and such failure described in this clause (ii) shall continue for three (3) days after notice to such Borrower from the Agent or any Bank, provided, that such notice shall not be required to be given more than two (2) times in any consecutive twelve (12) month period; or

               (b) Any representation or warranty made or deemed made by a Borrower herein or in any other Loan Document or which is contained in any certificate or financial statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

               (c) A Borrower shall default in the observance or performance of any agreement contained in Section 6 of this Agreement; or

               (d) A Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsections (a) through (c) above) or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date such failure first became known to any senior executive officer of any Borrower, and (ii) the date the Agent or any Bank gives notice to any Borrower of such failure; or

               (e) A Borrower or any Subsidiary thereof shall (i) default in the payment of any principal of or interest on or any other amount payable on any Indebtedness (other than the Revolving Credit Notes) or in the payment of any Contingent Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created and the aggregate amount of such Indebtedness and/or Contingent Obligations in respect of which such default or defaults shall have occurred is at least $250,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due and payable prior to its stated maturity or such Contingent Obligation to become payable; or

               (f) (i) A Borrower or any Subsidiary thereof shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or a Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, satisfied, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) a Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they generally become due; or

               (g) One or more judgments or decrees shall be entered against a Borrower or any of its Subsidiaries involving in the aggregate a liability (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within 30 days from the entry thereof; or

               (h) Any Change of Control shall occur; or

               (i) A Borrower shall fail to (i) comply with all Environmental Laws or obtain and comply with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect; or (ii) comply with all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect; or

               (j) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist in regard to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

               (k) the Company shall cease to own, directly or indirectly, one-hundred percent (100%) of the legal and beneficial ownership of each other Borrower except pursuant to a transaction permitted under Section 6.4; or

               (l) Any other event shall have occurred which could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Borrower, automatically the Commitments and the obligations of the Agent to issue Letters of Credit and the Banks to participate therein shall immediately terminate, and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Revolving Credit Notes and the other Loan Documents shall automatically and immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall,
(i) by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments and the obligations of the Banks to make Revolving Credit Loans, and the obligation of the Agent to issue Letters of Credit and the Banks to participate in any Letters of Credit thereafter issued shall immediately terminate; (ii) by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Revolving Credit Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and/or (iii) by notice to the Company require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Agent, as cash collateral for their obligations under this Agreement and the Revolving Credit Notes, an amount equal to the Letters of Credit Outstanding, and the Borrowers hereby pledge to the Agent and the Banks, and grant to the Agent and the Banks a security interest in, all such cash as security for such obligations. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 8. THE AGENT

          8.1 Appointment. Each Bank hereby irrevocably designates and appoints PNC Bank, National Association as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes PNC Bank, National Association, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Agent. PNC Bank, National Association agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement and the other Loan Documents.

          8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Banks for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by a Borrower or any officer thereof contained in this Agreement, the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Revolving Credit Notes or the other Loan Documents or for any failure of the Borrowers (or any of them) to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrowers (or any of them).

          8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Revolving Credit Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to one or more of the Borrowers), independent accountants and other experts selected by such Agent. The Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Revolving Credit Notes or the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Revolving Credit Notes.

          8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that unless and until the Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement and each other Loan Document to which it is a party. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation, if any, of the Borrowers to do so) in Dollars, ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Revolving Credit Notes and all other amounts payable hereunder.

          8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers (or any of them) as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Revolving Credit Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          8.9 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign as Agent upon 30 days' notice to the Banks and the Borrowers. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which appointment shall be subject to the approval of the Borrowers (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default). If no successor agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 60 days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Banks, appoint an interim successor agent which shall be a bank which has an office in Philadelphia, Pennsylvania or New York, New York. Any interim successor agent appointed under the preceding sentence may be replaced at any time by a successor agent designated by the Required Banks and subject to the approval of the Borrowers (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default). Any such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Revolving Credit Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          8.10 Beneficiaries. Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers.


                            SECTION 9. MISCELLANEOUS

          9.1 Amendments and Waivers. Neither this Agreement, any Revolving Credit Note any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Required Banks, the Agent and the Borrowers may, from time to time, enter into written amendments (including letter amendments), supplements or modifications hereto and to the Revolving Credit Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Revolving Credit Notes or any other Loan Document or changing in any manner the rights of the Banks or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Revolving Credit Notes or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Revolving Credit Note or any installment thereof, or reduce the rate of interest or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder or extend the period for payment thereof, or change the duration or the amount of any Bank's Commitment in each case without the consent of the Bank affected thereby or (b) or amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, the Revolving Credit Notes and the other Loan Documents, in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks, the Agent and all future holders of the Revolving Credit Notes. In the case of any waiver, the Borrowers, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Revolving Credit Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          9.2 Notices; Lending Offices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex confirmed in writing), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or upon receipt if mailed, postage prepaid, by certified mail, return receipt requested, or the next Business Day if sent by reputable overnight courier, charges prepaid, for delivery on the next Business Day, or, in the case of telecopy notice, when received during normal business hours, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrowers or the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Revolving Credit Notes:

         The Borrowers         c/o Right Management Consultants, Inc.
         or any of them:       1818 Market Street
                               Philadelphia, PA  19103
                               Attention:  G. Lee Bohs, Executive Vice President
                                           and Mark S. Turgyan, Vice President
                               Telecopy:   215-988-9112

         The Agent:            PNC Bank, National Association
                               630 Dresher Road
                               Horsham, PA  19044
                               Attention:  Kevin D. Wheatley
                               Telecopy:   215-773-5270

         with a copy to:

                               PNC Bank, National Association
                               Multibank Loan Administration
                               4th Floor
                               Annex One PNC Plaza
                               5th Avenue and Wood Street
                               Pittsburgh, PA  15222
                               Attention:  Arlene Ohler
                               Telecopy:  412-762-8672

provided that (a) any notice, request or demand to or upon the Agent or the Banks pursuant to Sections 2.4, 2.5 and 2.15 shall not be effective until received and (b) any notice of a Default or Event of Default hereunder shall be sent by telecopy or reputable overnight courier. Schedule I lists the Lending Offices of each Bank. Each Bank may change its Lending Office by written notice to the other parties hereto.

          9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Revolving Credit Notes and the other Loan Documents.

          9.5 Payment of Expenses and Taxes. Each of the Borrowers jointly and severally agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and the syndication of, this Agreement, the Revolving Credit Notes, the other Loan Documents and any other documents executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent (subject to the cap on such fees agreed to by the Agent and the Company), (b) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement, the Revolving Credit Notes and the other Loan Documents and any other documents executed and delivered in connection therewith, including without limitation, the reasonable fees and disbursements of counsel, (c) pay or reimburse the Bank and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Revolving Credit Notes, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to the several Banks, (d) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Revolving Credit Notes, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, in tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of or in any other way arising out of or relating to, this Agreement, the Revolving Credit Notes, the other Loan Documents or any such other documents contemplated by or referred to herein or therein or any action taken by any Bank or the Agent with respect to the foregoing (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from
(i) the gross negligence or willful misconduct of such person or (ii) legal proceedings commenced against such person by any other Bank. The agreements in this Section shall survive repayment of the Revolving Credit Notes and all other amounts payable hereunder.

          9.6 Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of a Borrower, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Bank.

               (b) Each Bank may, in accordance with applicable law, sell to any Bank or Affiliate thereof and, with the consent of the Company (which consent shall not be unreasonably withheld) and the Agent, to one or more banks or other financial institutions (each, a "Purchasing Bank") all or any part of its interests, rights and obligations under this Agreement, the Revolving Credit Notes and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it and the Revolving Credit Notes held by
it); provided, however, that (i) so long as no Event of Default shall exist and be continuing, such assignment shall be in an amount not less than $10,000,000 (or such lesser amount as the Company and the Agent shall agree in their sole discretion) and (ii) the parties to each such assignment shall execute and deliver to the Agent and the Company for its acceptance and recording in the Register an Assignment and Acceptance, together with the Revolving Credit Note or Revolving Credit Notes subject to such assignment and a processing and recordation fee of $3,000. Upon acceptance and recording pursuant to paragraph
(e) of this Section 9.6, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) such Purchasing Bank shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and
(B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (to the extent that such Bank's entitlement to such benefits arose out of such Bank's position as a Bank prior to the applicable assignment), as well as to any Commitment Fees accrued for its account and not yet paid). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting amounts and percentages held by the Banks arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the Revolving Credit Notes and the other Loan Documents. Notwithstanding any provision of this
Section 9.6, the consent of the Company shall not be required for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Purchasing Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrowers or any Subsidiary thereof or the performance or observance by the Borrowers or any Subsidiary thereof of any of its obligations under this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such Purchasing Bank represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Purchasing Bank confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such Purchasing Bank will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17 to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Purchasing Bank's exemption from United States withholding taxes with respect to all payments to be made to the Purchasing Bank under this Agreement.

               (d) The Agent shall maintain at its offices in Philadelphia, Pennsylvania a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Bank at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and a Purchasing Bank (and in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Agent) together with the Revolving Credit Note or Revolving Credit Notes subject to such assignment and the processing and recordation fee referred to in paragraph (b) above, the Agent shall promptly (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give notice thereof to the Banks. Within five Business Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for the surrender of the original Revolving Credit Note(s) (A) with respect to the assignment of Revolving Credit Loans of any Bank, a new Revolving Credit Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed and (B) if the assigning Bank has retained a Commitment, a new Revolving Credit Note to the order of such assignor in the amount equal to the Commitment retained by it. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note(s); such new Revolving Credit Notes shall be dated the date of the surrendered Revolving Credit Notes which they replace and shall otherwise be in substantially the form of Exhibit A hereto. Canceled Revolving Credit Notes shall be returned to the Company.

               (f) Each Bank may without the consent of the Company or the Agent (except to the extent provided below) sell participations to one or more banks or other entities (each a "Participant") in any Loan owing to such Bank, any Revolving Credit Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents, provided, however, that (i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Revolving Credit Note for all purposes under this Agreement and the other Loan Documents,
(iv) the Borrowers, the Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, (v) in any proceeding under the Bankruptcy Code such Bank shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Bank, whether for its own account or for the account of any Participant, (vi) such Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Revolving Credit Note or Revolving Credit Notes held by such Bank or any other Loan Document, other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan, releases any guarantor of such Loan or releases all or substantially all of the Collateral, if any, securing any such Loan.

               (g) If amounts outstanding under this Agreement and the Revolving Credit Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Revolving Credit Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Revolving Credit Note, provided that in purchasing such participation such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in
Section 9.8. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the assigning Bank would have been entitled to receive in respect of the amount of the participation transferred by such assigning Bank to such Participant had no such transfer occurred.

               (h) If any Participant of a Bank is organized under the laws of any jurisdiction other than the United States or any state thereof, the assigning Bank, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the assigning Bank (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrowers or the assigning Bank with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrowers) that it will deliver the tax forms and other documents required to be delivered pursuant to subsection 2.17(f) and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

               (i) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Revolving Credit Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

          9.7 Disclosure of Information. Unless otherwise consented to by the Company in writing, each of the Banks and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Bank or the Agent, (c) to bank examiners, auditors or accountants, (d) to the Agent or any other Bank, (e) in connection with any litigation to which any one or more of the Banks or the Agent is a party and (f) to any Participant or Purchasing Bank (or prospective Participant or Purchasing
Bank) so long as such Participant or Purchasing Bank (or prospective Participant or Purchasing Bank) agrees to comply with the requirements of this section.

          9.8 Adjustments; Set-off. (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each of the Borrowers, jointly and severally agrees that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

               (b) In addition to any rights and remedies of the Banks provided by law, upon the occurrence and during the continuance of an Event of Default, each Bank shall have the right, without prior notice to the Borrowers (or any of them), any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Revolving Credit Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of one or more Borrowers. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, on behalf of the Borrowers, and each of the Banks.

          9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.11 Integration. This Agreement and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.12 GOVERNING LAW. THIS AGREEMENT AND THE REVOLVING CREDIT NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE REVOLVING CREDIT NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

          9.13 Submission To Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the Revolving Credit Notes, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          9.14 Acknowledgements. Each of Borrowers hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Revolving Credit Notes and the other Loan Documents;

               (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrowers (or any of them) and the relationship hereunder between the Agent and Banks, on the one hand, and the Borrowers, on the other hand, is solely that of debtor and creditor; and

               (c) no joint venture exists among the Banks or among the Borrowers (or any of them) and the Banks.

          9.15 No Right of Contribution. On and after the occurrence of an Event of Default hereunder, no Borrower shall seek or be entitled to any reimbursement from any other Borrower, or be subrogated to any rights of the Banks against the Borrowers, in respect of any payments made pursuant to the Loan Documents, until all amounts owing to the Banks hereunder and under the Revolving Credit Notes are paid in full.

          9.16 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY MANDATORY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.



                                   RIGHT MANAGEMENT CONSULTANTS, INC.

                                   RIGHT ASSOCIATES-GOVERNMENT
                                     SERVICES, INC.

                                   RIGHT ACQUISITION CO.

                                   CONVICTION RIGHT FRANCE, S.A.

                                   RIGHT ASSOCIATES BELGIUM, INC.

                                   RIGHT ASSOCIATES FRANCE, INC.

                                   RIGHT ASSOCIATES & CO., SNC

                                   RIGHT ASSOCIATES, LTD.

                                   RIGHT ASSOCIATES, INC.

                                   RIGHT ASSOCIATES LICENSE, INC.

                                   R.M.C. & CO., SNC

                                   THE THinc CONSULTING GROUP
                                     INTERNATIONAL (U.K.), LTD.


                                   By:   /s/ G. Lee Bohs
                                        ---------------------------------------
                                        Name:   G. Lee Bohs
                                        Title:  Chief Financial Officer,
                                                Secretary, Treasurer, Executive
                                                Vice President or Assistant
                                                Secretary

                                   PNC BANK, NATIONAL ASSOCIATION, as a
                                   Bank and as Agent

                                   By:  /s/ Kevin Wheatley
                                        Name: Kevin Wheatley
                                        Title: Vice President



                                   FIRST UNION NATIONAL BANK, as a Bank
                                   By:  /s/ Henry F. Bullitt
                                        Name: Henry F. Bullitt
                                        Title: Vice President

                                   SCHEDULE I

                        BANKS AND COMMITMENT INFORMATION


Bank and Lending Office(s)                                    Commitment


PNC Bank, National Association                                $20,000,000
1600 Market Street
Philadelphia, PA  19103




First Union National Bank                                     $20,000,000
Broad and Walnut Streets
Philadelphia, PA  19109

                                   SCHEDULE II

                                 EXISTING LIENS

                                      NONE

                                  SCHEDULE 3.17

                                  SUBSIDIARIES

                                               Shares of Capital Stock
Name                                         Authorized   Issued and Outstanding

Right Associates-Government Services, Inc.

Right Acquisition Co.

Conviction Right France, SA

Right Associates Belgium, Inc.

Right Associates France, Inc.

Right Associates & Co., SNC

Right Human Resources, Inc.

Right Associates, Ltd.

Right Associates, Inc.

Right Associates License, Inc.

R.M.C. & Co., SNC

The THinc Consulting Group
  International (U.K.), Ltd.

People Tech Consulting Ltd.

People Tech Consulting Corporation

Pro Transitions Inc.

                                  SCHEDULE 3.19

                                    INSURANCE

                   EVIDENCE OF PROPERTY INSURANCE                DATE (MM/DD/YY)
                                                                       12/18/96

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.

PRODUCER                              COMPANY
CLAIR ODELL GROUP                     Vigilent Insurance Co.
12D WEST GERMANTOWN PIKE
PLYMOUTH MEETING,
PA 19462

               610-825-5555
CODE              SUB-CODE

INSURED                                 LOAN NUMBER         POLICY NUMBER
Right Management Consultants,                                 35286924
Inc., et al (see attached)              EFFECTIVE DATE      EXPIRATION  DATE
1818 Market Street, 33rd Flr              1/07/96             1/07/97
Philadelphia
PA 19103-3614
                                        THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION
LOCATION/DESCRIPTION


COVERAGE INFORMATION

       COVERAGE/PERILS/FORMS              AMOUNT OF INSURANCE      DEDUCTIBLE

     Pers.Prop/Bus.Inc/Ex.Exp.                 5,000,000              1,000
     Special Causes of Loss


REMARKS (including Special Conditions)


CANCELLATION
THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE
ADDITIONAL INTEREST IDENTIFIED BELOW 60 Days WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST                  NATURE OF INTEREST
NAME AND ADDRESS                        MORTGAGEE         ADDITIONAL INSURED
                                        LOSS PAYEE        (OTHER)
PNC BANK

                                     SIGNATURE OF AUTHORIZED AGENT OR COMPANY
                                    /S/ ____________________          000550

NAMED INSURED

     Right Management Consultants, Inc.
     Right Associates, Inc.
     Right Associates Government Services, Inc.
     Right Associates Acquisition Co.
     Right Associates & Co., SNC
     Right Human Resources, Inc.
     Right Associates, Ltd.
     Right Associates License, Inc.
     R.M.C. & Co., SNC
     People Tech, Ltd.
     People Tech Consulting, Inc.
     ProTransitions

                            CERTIFICATE OF INSURANCE            DATE (MM/DD/YY)
                                                                       12/18/96

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

PRODUCER                                      COMPANIES AFFORDING COVERAGE
CLAIR ODELL GROUP                             Company
120 WEST GERMANTOWN PIKE                      A  Vigilant Insurance Co.
PLYMOUTH MEETING,                             Company
PA 19462                                      B  Federal Insurance Company
610-825-5555                                  Company
                                              C  National Union Fire Ins. Co.
                                              Company
                                              D

INSURED
Right Management Consultants,
Inc.,  etal.  (see  attached)
1818 Market  Street,  33rd Floor
Philadelphia,  PA 19103-3514

COVERAGES
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOT WITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.


                                                          POLICY      POLICY
CO                                                       EFFECTIVE  EXPIRATION
LTR      TYPE OF INSURANCE                POLICY NUMBER    DATE        DATE        LIMITS

         GENERAL  LIABILITY                                                        GENERAL AGGREGATE                  $2000000
A        X COMMERCIAL GENERAL LIABILITY     35286924     1/07/96     1/07/97       PRODUCTS-COMP/OP AGG               $1000000
           CLAIMS MADE     X OCCUR                                                 PERSONAL & ADV INJURY              $1000000
           OWNERS & CONTRACTORS PROT                                               EACH OCCURRENCE                    $1000000
                                                                                   FIRE DAMAGE (Any one fire)         $ 400000
                                                                                   MED EXP (Any one person)           $  10000

         AUTOMOBILE LIABILITY
B        X ANY AUTO                         73170387     1/07/96     1/07/97       COMBINED SINGLE LIMIT              $1000000
           ALL OWNED AUTOS                                                         BODILY INJURY                      $
                                                                                   (Per person)
           SCHEDULED AUTOS                                                         BODILY INJURY                      $
                                                                                   (Per accident)
         X HIRED AUTOS
         X NON-OWNED AUTOS                                                         PROPERTY DAMAGE                    $

         GARAGE LIABILITY                                                          AUTO ONLY - EA ACCIDENT            $
                  ANY AUTO                                                         OTHER THAN AUTO ONLY
                                                                                     EACH ACCIDENT                    $
                                                                                     AGGREGATE                        $

         EXCESS LIABILITY
B        X UMBRELLA FORM                    79660234      1/07/96    1/07/97       EACH OCCURRENCE                    $15000000
           OTHER THAN UMBRELLA FORM                                                AGGREGATE                          $15000000

         WORKERS COMPENSATION AND
         EMPLOYERS' LIABILITY
A        THE PROPRIETOR/
         PARTNERS/EXECUTIVE  __ INCL        71617136      1/07/96    1/07/97       STATUTORY LIMITS
         OFFICERS ARE:       __ EXCL                                               EACH ACCIDENT                      $500000
                                                                                   DISEASE - POLICY LIMIT             $500000
                                                                                   DISEASE - EACH EMPLOYEE            $500000

         OTHER
B        DIRECTORS AND                      81389432      1/07/96    1/07/97       $5,000,000
         OFFICERS

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

CERTIFICATE HOLDER                      CANCELLATION
PNC Bank                                SHOULD   ANY  OF  THE  ABOVE   DESCRIBED
                                        POLICIES   BE   CANCELLED   BEFORE   THE
                                        EXPIRATION  DATE  THEREOF,  THE  ISSUING
                                        COMPANY  WILL  ENDEAVOR  TO MAIL 60 DAYS
                                        WRITTEN NOTICE TO THE CERTIFICATE HOLDER
                                        NAMED TO THE LEFT,  BUT  FAILURE TO MAIL
                                        SUCH NOTICE SHALL  IMPOSE NO  OBLIGATION
                                        OR   LIABILITY  OF  ANY  KIND  UPON  THE
                                        COMPANY, ITS AGENTS OR REPRESENTATIVES.

                                        AUTHORIZED REPRESENTATIVE    000550000
                                        /S/_________________________

NAMED INSURED

     Right Management Consultants, Inc.
     Right Associates, Inc.
     Right Associates Government Services, Inc.
     Right Associates Acquisition Co.
     Right Associates & Co., SNC
     Right Human Resources, Inc.
     Right Associates, Ltd.
     Right Associates License, Inc.
     R.M.C. & Co., SNC
     People Tech, Ltd.
     People Tech Consulting, Inc.
     ProTransitions

                            CERTIFICATE OF INSURANCE             DATE (MM/DD/YY)
                                                                       12/18/96

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.


PRODUCER                                      COMPANIES AFFORDING COVERAGE
CLAIR ODELL GROUP                             Company
120 WEST GERMANTOWN PIKE                      A  Natl Union Fire Ins Co of Pit
PLYMOUTH MEETING,                             Company
PA 19462                                      B
610-825-5555                                  Company
                                              C
                                              Company
                                              D

INSURED
Right Management Consultants,
Inc.,  etal.  (see  attached)
1818 Market  Street,  33rd Floor
Philadelphia,  PA 19103-3614

COVERAGES
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOT WITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.


                                                          POLICY      POLICY
CO                                                       EFFECTIVE  EXPIRATION
LTR      TYPE OF INSURANCE                POLICY NUMBER    DATE        DATE        LIMITS
         GENERAL  LIABILITY                                                        GENERAL AGGREGATE                  $
         COMMERCIAL GENERAL LIABILITY                                              PRODUCTS-COMP/OP AGG               $
         CLAIMS MADE      OCCUR                                                    PERSONAL & ADV INJURY              $
         OWNERS & CONTRACTORS PROT                                                 EACH OCCURRENCE                    $
                                                                                   FIRE DAMAGE (Any one fire)         $
                                                                                   MED EXP (Any one person)           $

         AUTOMOBILE LIABILITY
         ANY AUTO                                                                  COMBINED SINGLE LIMIT              $
         ALL OWNED AUTOS                                                           BODILY INJURY                      $
                                                                                   (Per person)
         SCHEDULED AUTOS                                                           BODILY INJURY                      $
                                                                                   (Per accident)
         HIRED AUTOS
         NON-OWNED AUTOS                                                           PROPERTY DAMAGE                    $

         GARAGE LIABILITY                                                          AUTO ONLY - EA ACCIDENT            $
         ANY AUTO                                                                  OTHER THAN AUTO ONLY
                                                                                     EACH ACCIDENT                    $
                                                                                     AGGREGATE                        $

         EXCESS LIABILITY
          UMBRELLA FORM                                                            EACH OCCURRENCE                    $
          OTHER THAN UMBRELLA FORM                                                 AGGREGATE                          $

         WORKERS COMPENSATION AND
         EMPLOYERS' LIABILITY
         THE PROPRIETOR/
         PARTNERS/EXECUTIVE   __ INCL                                              STATUTORY LIMITS
         OFFICERS ARE:        __ EXCL                                              EACH ACCIDENT                      $
          OTHER THAN UMBRELLA FORM                                                 DISEASE - POLICY LIMIT             $
                                                                                   DISEASE - EACH EMPLOYEE            $

         OTHER
A        PROFESSIONAL                        MCPL5826377    1/07/96    1/07/97      $2,000,000
         LIABILITY

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

CERTIFICATE HOLDER                      CANCELLATION
PNC Bank                                SHOULD   ANY  OF  THE  ABOVE   DESCRIBED
                                        POLICIES   BE   CANCELLED   BEFORE   THE
                                        EXPIRATION  DATE  THEREOF,  THE  ISSUING
                                        COMPANY  WILL  ENDEAVOR  TO MAIL 60 DAYS
                                        WRITTEN NOTICE TO THE CERTIFICATE HOLDER
                                        NAMED TO THE LEFT,  BUT  FAILURE TO MAIL
                                        SUCH NOTICE SHALL  IMPOSE NO  OBLIGATION
                                        OR   LIABILITY  OF  ANY  KIND  UPON  THE
                                        COMPANY, ITS AGENTS OR REPRESENTATIVES.

                                        AUTHORIZED REPRESENTATIVE    000550000
                                        /S/_________________________

NAMED INSURED
     Right Management Consultants, Inc.
     Right Associates
     Any past or present subsidiary, affiliate, or associate company

                            CERTIFICATE OF INSURANCE            DATE (MM/DD/YY)
                                                                       12/18/96

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

PRODUCER                                      COMPANIES AFFORDING COVERAGE
CLAIR ODELL GROUP                             Company
120 WEST GERMANTOWN PIKE                      A  Great Northern Insurance Co.
PLYMOUTH MEETING,                             Company
PA 19462                                      B  Federal Insurance Company
610-825-5555                                  Company
                                              C
                                              Company
                                              D

INSURED
Right Management Consultants,
Inc.,  etal.  (see  attached)
1818 Market  Street,  33rd Floor
Philadelphia,  PA 19103-3614

COVERAGES
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOT WITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.


                                                          POLICY      POLICY
CO                                                       EFFECTIVE  EXPIRATION
LTR      TYPE OF INSURANCE                POLICY NUMBER    DATE        DATE        LIMITS

         GENERAL  LIABILITY                                                        GENERAL AGGREGATE                  $1000000
A        X COMMERCIAL GENERAL LIABILITY     35306455      1/07/96     1/07/97      PRODUCTS-COMP/OP AGG               $1000000
           CLAIMS MADE   X OCCUR                                                   PERSONAL & ADV INJURY              $1000000
           OWNERS & CONTRACTORS PROT                                               EACH OCCURRENCE                    $1000000
                                                                                   FIRE DAMAGE (Any one fire)         $ 400000
                                                                                   MED EXP (Any one person)           $  10000

         AUTOMOBILE LIABILITY
A        ANY AUTO                           35306455      1/07/96     1/07/97      COMBINED SINGLE LIMIT              $1000000
         ALL OWNED AUTOS                                                           BODILY INJURY                      $
                                                                                   (Per person)
         SCHEDULED AUTOS                                                           BODILY INJURY                      $
                                                                                   (Per accident)
         HIRED AUTOS
         NON-OWNED AUTOS                                                           PROPERTY DAMAGE                    $

         GARAGE LIABILITY                                                          AUTO ONLY - EA ACCIDENT            $
         ANY AUTO                                                                  OTHER THAN AUTO ONLY
                                                                                   EACH ACCIDENT                      $
                                                                                   AGGREGATE                          $

         EXCESS LIABILITY
B        X UMBRELLA FORM                  9679660234      1/07/96     1/07/97      EACH OCCURRENCE                    $15000000
             OTHER THAN UMBRELLA FORM                                              AGGREGATE                          $15000000

         WORKERS COMPENSATION AND
         EMPLOYERS' LIABILITY
A        THE PROPRIETOR/
         PARTNERS/EXECUTIVE  __ INCL        35305455      1/07/96     1/07/97      STATUTORY LIMITS
         OFFICERS ARE:       __ EXCL                                               EACH ACCIDENT                      $  500000
          OTHER THAN UMBRELLA FORM                                                 DISEASE - POLICY LIMIT             $  500000
                                                                                   DISEASE - EACH EMPLOYEE            $  500000

         OTHER
B        DIRECTORS AND                      81389432      1/07/96     1/07/97      $5,000,000
         OFFICERS

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX



CERTIFICATE HOLDER                      CANCELLATION
PNC Bank                                SHOULD   ANY  OF  THE  ABOVE   DESCRIBED
                                        POLICIES   BE   CANCELLED   BEFORE   THE
                                        EXPIRATION  DATE  THEREOF,  THE  ISSUING
                                        COMPANY  WILL  ENDEAVOR  TO MAIL 60 DAYS
                                        WRITTEN NOTICE TO THE CERTIFICATE HOLDER
                                        NAMED TO THE LEFT,  BUT  FAILURE TO MAIL
                                        SUCH NOTICE SHALL  IMPOSE NO  OBLIGATION
                                        OR   LIABILITY  OF  ANY  KIND  UPON  THE
                                        COMPANY, ITS AGENTS OR REPRESENTATIVES.

                                        AUTHORIZED REPRESENTATIVE    000550000
                                        /S/_________________________

NAMED INSURED

     Right Management Consultants, Inc.
     Right Associates (Belgium), Inc.
     Right Associates (France), Inc.
     Conviction Right France, SA
     The THinc Consulting Group International (UK), Ltd.

                         EVIDENCE OF PROPERTY INSURANCE           DATE(MM/DD/YY)
                                                                        12/18/96

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.

PRODUCER                                       COMPANY
CLAIR ODELL GROUP                              Great Northern Insurance Co.
120 WEST GERMANTOWN PIKE
PLYMOUTH MEETING,
PA 19462

                610-825-5555
CODE              SUB-CODE

INSURED                            LOAN NUMBER         POLICY NUMBER
Right Management Consultants                              3536455
Inc., etal (see attached)          EFFECTIVE DATE      EXPIRATION DATE
1818 Market Street,  33rd Floor       1/07/96               1/07/97
Philadelphia
PA 19103-3614
                                   THIS REPLACES PRIOR EVIDENCE DATED:


PROPERTY INFORMATION
LOCATION/DESCRIPTION


COVERAGE INFORMATION

COVERAGE/PERILS/FORMS                   AMOUNT OF INSURANCE         DEDUCTIBLE

Bldg/P.Prop/Bus.Inc/Ex.Exp.                 3,000,000                  1,000
Special Causes of Loss


REMARKS (including Special Conditions)



CANCELLATION
THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE
ADDITIONAL INTEREST IDENTIFIED BELOW 60 Days WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST                  NATURE OF INTEREST
NAME AND ADDRESS                        MORTGAGEE         ADDITIONAL INSURED
                                        LOSS PAYEE        (OTHER)
PNC BANK

                                     SIGNATURE OF AUTHORIZED AGENT OR COMPANY
                                    /S/ ____________________          000550

NAMED INSURED

     Right Management Consultants, Inc.
     Right Associates (Belgium), Inc.
     Right Associates (France), Inc.
     Conviction Right France, SA
     The THinc Consulting Group International (UK), Ltd.

                                  SCHEDULE 3.20

                               MATERIAL CONTRACTS

                       Right Management Consultants, Inc.
              Articles, Contracts, Agreements or Compensatory Plans
                             As of December 19, 1996


1. Company's Articles of Incorporation, together with all amendments thereto, (incorporated by reference to the Company's Form S-1 (File No. 33-9034), filed November 12, 1986).
2. Company's By-Laws (incorporated by reference to the Company's report on Form 10-K for the fiscal year ended December 31, 1988, filed March 30,
     1989).
3. Agreement among Right Management Consultants, Inc. and Right Human Resources Consultants, Inc., dated December 26, 1984 (incorporated by reference to the Company's Form S-1 (File No. 33-9034), filed September 25,
     1986).
4. Agreement among Right Management Consultants, Inc. and Midwest Reemployment Consultants, Inc. dated February 15, 1985 (incorporated by reference the Company's Form S-1 (File No. 33-9034), filed September 25, 1986).
5. Agreement among Right Management Consultants, Inc. and Human Resources, Inc., dated December 26, 1984 (incorporated by reference to the Company's Form S-1 (File No. 33-9034), filed September 25, 1986).
6. Form of Incentive Stock Option Plan, adopted by the Company's shareholders on November 24, 1986, to be effective as of September 8, 1986 (incorporated by reference to the Company's Form S-1 (File No. 33-9034), filed November 12, 1986).
7. Non-Qualified Stock Option Plan, adopted, as of April 30, 1984 (incorporated by reference to the Company's Form S-1 (File No. 33-9034), filed September 25, 1986).
8. Shareholders' Agreement (incorporated by reference to the Company's Form S-1 (File No. 33-9034), filed November 12, 1986).
9. Savings Plan (incorporated by reference to the Company's Form S-1 (File No. 33-9034), filed September 25, 1986).
10. Amendment to Employment Agreement between Right Management Consultants, Inc. and Frank P. Louchheim, dated January 1, 1992 (incorporated by reference to the Company's report on Form 10-K for the fiscal year ended December 31, 1991, filed March 30, 1992).
11. Supplemental Deferred Compensation Plan for Richard J. Pinola, dated July 1, 1992 (incorporated by reference to the Company's report on Form 10-K for the fiscal year ended December 31, 1991, filed March 30, 1992).
12. Further Amendment to Amended and Restated Employment Agreement between Right Management Consultants, Inc. and Frank P. Louchheim dated February 16, 1993.
13. Stock Option Plan (incorporated by reference as Exhibit 4 filed in the Company's report on Form S-8 (File No. 33-58698), filed February 23, 1993).
14. Purchase Agreement dated September 1, 1994 by and between Registrant and Jannotta, Bray and Right Associates, Inc. (Schedules omitted) (incorporated by reference to the Company's Form 8-K, dated September 1, 1994).
15. Employment Agreement dated September 1, 1994 by and between Registrant and Joseph E. Jannotta, Jr. (incorporated by reference to the Company's Form 8-K, dated September 1, 1994).
16. Employment Agreement dated September 1, 1994 by and between Registrant and Harold B. Bray, Jr. (incorporated by reference to the Company's Form 8-K, dated September 1, 1994).
17. Employment Agreement dated September 1, 1994 by and between Registrant and David Maguire (incorporated by reference to the Company's Form 8-K, dated September 1, 1994).
18. Restrictive Covenant dated September 1,1994 by and between Registrant and Joseph E. Jannotta, Jr. (incorporated by reference to the Company's Form 8-K, dated September 1, 1994).
19. Restrictive Covenant dated September 1,1994 by and between Registrant and Harold B. Bray, Jr. (incorporated by reference to the Company's Form 8-K, dated September 1, 1994).
20. Amended and Restated Revolving Credit and Term Loan Agreement between Right Management Consultants, Inc., et al and PNC Bank, National Association, dated June 30, 1994, with modifications dated August 26, 1994 and November 16, 1994.

21. $5,000,000 Term Note between Right Management Consultants, Inc. and its wholly-owned subsidiaries and PNC Bank, National Association, dated August 26, 1994.
22. Lease Agreement between Metropolitan Life Insurance Company and Right Management Consultants, Inc., dated October 18, 1983 and amended on August 12, 1986; November 6, 1987; and July 15, 1991.
23. Purchase Agreement dated February 15, 1995 by and between Registrant and Worth Associates, Inc. and Robert A. Fish (incorporated by reference to the Company's report on Form 10-Q for the quarter ended March 15, 1595, filed May 15, 1995).
24. 1993 Stock Incentive Plan, as amended (incorporated by reference to the Company's Proxy Statement for Annual Meeting of Shareholders held on May 4,
     1995).
25. Director's Stock Option Plan of the Company (incorporated by reference to the Company's Proxy Statement for Annual Meeting of Shareholders held on May 4, 1995).
26. Fifth Modification Agreement to the June 30, 1994 Amended and Restated Revolving Credit and Term Loan Agreement between Right Management Consultants, Inc., et al and PNC Bank, National Association, dated August 31, 1995 (incorporated by reference to the Company's report on Form 10-Q for the quarter ended September 30, 1995, filed November 14, 1995).
27. Employment Agreement dated December 12, 1995 by and between Right Management Consultants, Inc. and Richard J. Pinola.
28. Employment Agreement and Supplemental Deferred Compensation Plan dated December 12, 1995 by and between Right Management Consultants, Inc. and Joseph T. Smith.
29. Purchase Agreement between PTR Right Acquisition Co. Inc. and Marti Smye, Margaret Smith, Richard Zuliani, Margaret Smith Family Trust, Richard Zuliani Family Trust and People Tech Consulting, Inc. dated April 10, 1996 (incorporated by reference to the Company's report on Form 10-Q for the quarter ended March 31, 1996, filed May 14, 1996).
30.  Employee Stock Purchase Plan of the Company (incorporated by reference as
     Exhibit 4 filed in the Company's report on Form S-8, filed June 18, 1996).
31. Amendment to 1993 Stock Incentive Plan to increase the number of available shares by 600,000 (incorporated by reference to the Company's report on Form S-8, filed July 11, 1996).

                                  SCHEDULE 6.3

                              EXISTING INDEBTEDNESS

RIGHT MANAGEMENT CONSULTANTS, INC.
EXISTING INDEBTEDNESS AS OF 12/19/96
(US DOLLARS)

                                                                         9/30/96              11/30/96                12/19/96

PNC Bank
Bank term loan, payable in 60 equal monthly
  principal installments of $83,333 through August 31, 1999,
  bearing interest at 7.30% per annum (Janotta Bray)                   $2,916,667            $2,750,000              $2,750,000

Bank term loan, payable in 48 equal monthly
  principal installments of $18,750 through December 8, 1996,
  bearing interest at 6.96% per annum (Boston)                             56,250                18,750                      --

Bank term loan, payable in 48 equal monthly
  principal installments of $12,500 through March 31, 1997,
  bearing interest at 5.97% per annum (Atlanta)                            75,000                50,000                      --

First Union Bank
Commercial loan, with interest based on 30 day LIBOR
plus 75 basis points (People Tech Acquisition)                          2,960,266             2,960,266               2,960,266
                                                                       ----------            ----------              ----------

Total Indebtedness                                                     $6,008,183            $5,799,016              $5,710,266
                                                                       ==========            ==========              ==========

                                  SCHEDULE 6.9

                             CONTINGENT OBLIGATIONS

RIGHT MANAGEMENT CONSULTANTS, INC.
EXISTING CONTINGENT OBLIGATIONS AS OF 12/19/96
(US DOLLARS)

Obligations payable to third parties in
connection with acquisitions,
non-interest-bearing and discounted at
7.5%-10% per annum, due through 1999,
estimated and contingent on future
operating results of regions where
acquired businesses are operating                                     $2,183,826
                                                                      ==========


Detail:

                                                          Contingent                      Payment
              Acquisition           Date                     Debt                          Date

               Brussels            Jan-94                   $45,848                         2/97
               Vancouver           Jan-94                    90,708                         3/97
               Carolina            Jun-94                   324,513                         7/97
               Cupertino           Jan-95                 1,180,977                    1/97 & 1/98
                 LM&P              Apr-95                   541,780                  2/97, 2/98 & 4/98
                                                        -----------
               Total                                     $2,183,826
                                                         ==========

                                                                       EXHIBIT A



                          FORM OF REVOLVING CREDIT NOTE


$                                                     Philadelphia, Pennsylvania
                                                               December 20, 1996


          FOR VALUE RECEIVED, the undersigned, RIGHT MANAGEMENT CONSULTANTS, INC., RIGHT ASSOCIATES-GOVERNMENT SERVICES, INC., RIGHT ACQUISITION CO., CONVICTION RIGHT FRANCE, S.A., RIGHT ASSOCIATES BELGIUM, INC., RIGHT ASSOCIATES FRANCE, INC., RIGHT ASSOCIATES & CO., SNC, RIGHT ASSOCIATES, LTD., RIGHT ASSOCIATES, INC., RIGHT ASSOCIATES LICENSE, INC., R.M.C. & CO., SNC and THE THinc CONSULTING GROUP INTERNATIONAL (U.K.), LTD. (collectively, the "Borrowers") hereby jointly and severally unconditionally promise to pay to the order of __________________________________ (the "Bank") at the office of PNC
BANK, NATIONAL ASSOCIATION (the "Agent") located at 1600 Market Street, Philadelphia, Pennsylvania 19103, on the Termination Date, the principal sum of
(a) Dollars ($__________), or, if less (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrowers pursuant to the Credit Agreement. The Borrowers further agree to pay interest accrued on the unpaid principal amount outstanding hereunder from time to time from the date hereof at such office at the rates and on the dates specified in the Credit Agreement together with all other costs, fees and expenses as provided in the Credit Agreement. All such payments of principal and interest shall be made in the currency in which the respective Revolving Credit Loans were made and (i) if in Dollars, in lawful money of the United States of America in immediately available funds, or (ii) if in any other currency, in such funds as may then be customary for the settlement of international transactions in such other currency.

          All borrowings evidenced by this Revolving Credit Note, the length of each Interest Period with respect thereto and all payments and prepayments of the principal hereof and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Borrowers to make payments of principal and interest or other amounts in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

          This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of December 20, 1996, among the Borrowers, the banks party thereto and PNC Bank, National Association, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity hereof, for a higher rate of interest hereunder on past due amounts and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

          All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This Revolving Credit Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.


                                   RIGHT MANAGEMENT CONSULTANTS, INC.

                                   RIGHT ASSOCIATES-GOVERNMENT
                                     SERVICES, INC.

                                   RIGHT ACQUISITION CO.

                                   CONVICTION RIGHT FRANCE, S.A.

                                   RIGHT ASSOCIATES BELGIUM, INC.

                                   RIGHT ASSOCIATES FRANCE, INC.

                                   RIGHT ASSOCIATES & CO., SNC

                                   RIGHT ASSOCIATES, LTD.

                                   RIGHT ASSOCIATES, INC.

                                   RIGHT ASSOCIATES LICENSE, INC.

                                   R.M.C. & CO., SNC

                                   THE THinc CONSULTING GROUP
                                     INTERNATIONAL (U.K.), LTD.


                                   By:
                                        Name:
                                        Title:

                                                                     SCHEDULE TO
                                                           REVOLVING CREDIT NOTE


                         Loans, Conversions and Payments

====================================================================================================================================
                                                                                         Amount of
                                                                     Amount of Base     Eurodollar
                                                                       Rate Loans          Loans            Unpaid
                   Type of Loan       Currency       Currency and     Converted to    Converted to         Principal
                  (Eurodollar or     and Amount        Amount of       Eurodollar        Base Rate        Balance of       Notation
     Date           Base Rate)        of Loans      Principal Repaid      Loans            Loans             Loans          Made By
------------------------------------------------------------------------------------------------------------------------------------

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====================================================================================================================================

                                                                       EXHIBIT B


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE



          Reference is made to the Credit Agreement dated as of December 20, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Right Management Consultants, Inc., Right Associates-Government Services, Inc., Right Acquisition Co., Conviction Right France, S.A., Right Associates Belgium, Inc., Right Associates France, Inc., Right Associates & Co., SNC, Right Associates, Ltd., Right Associates, Inc., Right Associates License, Inc., R.M.C. & Co., SNC, The THinc Consulting Group International (U.K.), Ltd. and the other borrowers from time to time party thereto (collectively, the "Borrowers"), the banks from time to time party thereto (the "Banks") and PNC Bank, National Association, as Agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

_____________________ (the "Assignor") and _________________ (the "Assignee")
hereby agree as follows:

          1. The Assignor hereby sells and assigns, without recourse and without representation or warranty (other than as expressly provided herein), to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on Schedule A attached hereto (the "Effective Date"), the interests set forth on Schedule A (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement; provided, however, that such assignment shall be in an amount not less than $10,000,000 (or such lesser amount as the Borrowers and the Agent shall agree in their sole discretion).

          2. From and after the Effective Date hereof, (A) such Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Acceptance Agreement, have the rights and obligations of a Bank under the Credit Agreement and under the other Loan Documents, and (B) the Assignor shall, to the extent of the interest assigned by this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.5 (to the extent that such Assignor's entitlement to such benefits arose out of its position as a Bank prior to this Assignment and Acceptance Agreement) of the Credit Agreement, as well as to any Commitment Fees accrued for its account and not yet paid). As provided in Section 9.6 of the Credit Agreement and notwithstanding any other provision of this Assignment and Acceptance Agreement, the consent of the Company shall not be required for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.

          3. The Assignor (i) warrants that it is the legal and beneficial owner of the interest being assigned hereunder, free and clear of any adverse claim, and (ii) except as set forth in (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, or the financial condition of the Borrowers or any Subsidiary thereof or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto.

          4. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance Agreement, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsections 5.1(a) and
(b) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement, (iii) will independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank.

          5. Following the execution of this Assignment and Acceptance Agreement by the Assignor and Assignee, the following will be delivered to the Agent's offices in Philadelphia, Pennsylvania: (i) an executed original hereof (together with all attachments), (ii) the Revolving Credit Notes evidencing the Loans included in the Assigned Interest, (iii) if the Assignee is organized under the laws of any jurisdiction other than the United States or any state thereof, the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, all duly completed and executed by such Assignee, and (iv) a processing and recordation fee of $3,000.

          6. Upon acceptance and recording of this Assignment and Acceptance Agreement in accordance with the Credit Agreement, the Agent shall, from and after the Effective Date, make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) (other than on account of Commitment Fees accrued and not yet paid) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          7. This Assignment and Acceptance Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


The terms set forth above and on Schedule A attached hereto are hereby agreed to as of the date hereof.


                                                                   , as Assignor


                                        By:  ----------------------------------
                                             Name:
                                             Title:



                                                                   , as Assignee


                                        By:  ----------------------------------
                                             Name:
                                             Title:

Accepted:
PNC BANK, NATIONAL ASSOCIATION,
  as Agent


By: ----------------------------------
    Name:
    Title:


Consented to:

RIGHT MANAGEMENT CONSULTANTS, INC.,
  as Borrowers' Representative

By: ----------------------------------
    Name:
    Title:

                                   Schedule A
                                       to
                            Assignment and Acceptance
                                    Agreement


Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

                                   ____________________________________

                                   ____________________________________

                                   Attention: _________________________

                                   Telecopy:  _________________________


Effective Date of
Assignment (may not be
fewer than 5 Business
Days after the date that
the Assignment and
Acceptance Agreement is
delivered to the Agent):           ____________________



         Principal Amount of       Percentage of Revolving
         Outstanding Revolving     Credit Loans and
         Credit Loans Assigned     Commitment Assigned

                                            %

                                                                       EXHIBIT C


                                     FORM OF
                               NOTICE OF BORROWING




PNC Bank, National Association,
  as Agent for the
  Banks referred to below
1600 Market Street, 22nd Floor
Philadelphia, PA  19103
Attention:  ____________________

                                     [Date]

Ladies and Gentlemen:

     The undersigned, Right Management Consultants, Inc., as the Borrowers' Representative, on behalf of Right Management Consultants, Inc., Right Associates-Government Services, Inc., Right Acquisition Co., Conviction Right France, S.A., Right Associates Belgium, Inc., Right Associates France, Inc., Right Associates & Co., SNC, Right Associates, Ltd., Right Associates, Inc., Right Associates License, Inc., R.M.C. & Co., SNC and The THinc Consulting Group International (U.K.), Ltd. (collectively, the "Borrowers"), refers to the Credit Agreement dated as of December 20, 1996 (as amended, modified, extended or restated from time to time, the "Agreement"), among the Borrowers, the Banks party thereto, and PNC Bank, National Association as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrowers hereby give you notice pursuant to
Section 2.4 of the Agreement that they request a Revolving Credit Loan under the Agreement, and in that connection set forth below the terms on which such Revolving Credit Loan is requested to be made:

(A)      Borrowing Date                              _____________________
         (which is a Business Day)

(B)      Principal Amount of
         Revolving Credit Loan(s) (1)                _____________________

(C)      Interest rate basis (2)                     _____________________

(D)      Currency (3)                                _____________________

(E)      Interest Period and the
         last day thereof (4)                        ____________________

     Upon acceptance of any or all of the Loans made by the Banks in response to this notice, the Borrowers shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.2 of the Agreement have been satisfied.

                                             Very truly yours,

                                             RIGHT MANAGEMENT CONSULTANTS,
                                               INC., as the Borrowers'
                                               Representative


                                                  By:   ________________________
                                                  Title:

--------------------

(1) Dollar Equivalent of not less than $500,000 or a whole multiple of $100,000 in excess thereof, for a Borrowing Tranche to which the Eurodollar Rate applies.

(2)       Eurodollar Loan or Base Rate Loan.

(3)       Which shall be Dollars or an Optional Currency.

(4) Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.

                                                                       EXHIBIT D




                                     FORM OF
                        JOINDER AND ASSUMPTION AGREEMENT


     This Joinder and Assumption Agreement is made as of __________, 19__ by and among ____________________, a ____________________ [corporation] [partnership]
(the "New Borrower"), the banks party to the Credit Agreement referred to below (the "Banks") and PNC Bank, National Association, in its capacity as agent for the Banks (the "Agent").

                                   Background

     Reference is made to (i) the Credit Agreement dated as of December 20, 1996, as the same has been made and may be modified, supplemented or amended (the "Agreement") among Right Management Consultants, Inc. and certain of its wholly-owned subsidiaries, as the Borrowers, the Banks and the Agent and (ii) the Revolving Credit Notes issued by the Borrowers to Bank, as the same may be modified, supplemented or amended (collectively, the "Notes"). Capitalized terms defined in the Agreement are used herein as defined therein.

                                    Agreement

     For valuable consideration, the undersigned hereby agrees that effective as of the date hereof it shall become, and shall be deemed to be, a party to and a Borrower under the Agreement and each of the Notes and agrees that from the date hereof and so long as the Commitments of the Banks shall remain outstanding and until the payment in full of the Loans and the Notes and the performance of all other obligations of the Borrowers thereunder, it shall perform, comply with and be bound by each of the provisions of the Agreement and the Notes. Without limiting the generality of the foregoing, the New Borrower hereby represents and warrants that (i) it has heretofore received a true and correct copy of the Agreement and the Notes (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof, and (ii) each of the representations and warranties set forth in Section 3 of the Agreement is true and correct on and as of the date hereof as if made on and as of the date hereof, and agrees that it will upon the Agent's request execute and deliver such further documents and do and cause to be done such further acts or things as the Agent may require to effect the foregoing joinder of the New Borrower.

     IN WITNESS WHEREOF, the New Borrower has duly executed and delivered this Joinder and Assumption Agreement as of the date and year first above written.

                                             [___________________________]


                                             By:___________________________

Acknowledged:

PNC BANK, NATIONAL ASSOCIATION,
  as Agent


By:___________________________
   Name:
   Title:

                                                                       EXHIBIT E






                                            December 20, 1996


TO:      The Banks party to the Credit Agreement
         referred to below and
         PNC Bank, National Association,
         as Agent


Ladies and Gentlemen:

     We have acted as counsel to Right Management Consultants, Inc., a Pennsylvania corporation, Right Associates-Government Services, Inc., a Virginia corporation, Right Acquisition Co., a Delaware corporation, Conviction Right France, S.A., a French corporation, Right Associates Belgium, Inc., a Delaware corporation, Right Associates France, Inc., a Delaware corporation, Right Associates & Co., SNC, a Belgian corporation, Right Associates, Ltd., a United Kingdom corporation, Right Associates, Inc., a Delaware corporation, Right Associates License, Inc., a Delaware corporation, R.M.C. & Co., SNC, a Belgian corporation and The THinc Consulting Group International (U.K.), Ltd., a United Kingdom corporation (collectively, the Borrowers") in connection with the execution and delivery of the Credit Agreement, dated as of December 20, 1996 (the "Credit Agreement"), among the Borrower, certain banks (collectively, the "Banks") and PNC Bank, National Association, as Agent, and the execution and delivery by the Borrowers pursuant to the Credit Agreement of the Revolving Credit Notes. This opinion is delivered to you pursuant to Section 4.1(e) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     We have examined executed copies of the Credit Agreement (with its exhibits) and the Revolving Credit Notes. We have also examined the articles or certificate of incorporation or other charter documents, as the case may be, and the by-laws, all as amended to date, of the Borrowers and such other documents and instruments and have made such further inquiries as we have deemed appropriate for purposes of this opinion. As to certain issues of fact, we have, where such facts were not independently known to us, relied with your consent and without independent investigation upon the representations and warranties made by the Borrowers in the Credit Agreement and upon certificates of officers of the Borrowers dated December 20, 1996.

     On the basis of the foregoing, we are of the opinion that:

     1. Each of the Borrowers is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the business conducted by it requires such qualification.

     2. Each of the Borrowers has the corporate or other power and authority to own or lease and operate its properties and assets, to conduct the business in which it is now engaged, and

December ___, 1996
Page 2


to execute and deliver and perform its obligations under the Credit Agreement and the Revolving Credit Notes. The execution, delivery and performance of the Credit Agreement and the Revolving Credit Notes by the Borrowers have been duly authorized by all necessary corporate or other action on the part of the Borrowers.

     3. The Credit Agreement and the Revolving Credit Notes delivered on the Closing Date have each been duly executed and delivered by the Borrowers and are valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

     4. No authorization, approval or consent of, or filing or registration with, any governmental or regulatory body of the United States of America, the Commonwealth of Pennsylvania or the [States of __________________________] is required in connection with the execution, delivery and performance by the Borrowers of the Credit Agreement and the Revolving Credit Notes or for any borrowings by the Borrowers under the Credit Agreement.

     5. Neither the execution and delivery by the Borrowers of the Credit Agreement or the Revolving Credit Notes nor the performance and observance by the Borrowers of their obligations thereunder, will conflict with, or result in any violation or breach by the Borrowers of or constitute a default under (or an event which, with or without due notice or lapse of time or both, would constitute a default under), or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of any of the Borrowers under any of the terms, conditions or provisions of or require any filing or consent under (i) its certificate or articles of incorporation or other charter documents or by-laws, (ii) any existing law, statute or governmental regulation applicable to the Borrowers, or (iii) to our knowledge, any judgment, order, decree, writ or injunction of any court, arbitrator or governmental department, commission, agency or instrumentality or any indenture, contract, guaranty or other agreement or instrument to which any of the Borrowers is a party or by which it or its properties may be bound or affected.

     6. To our knowledge, there is no action, suit, proceeding or investigation at law or in equity, before any court, public board or body, pending or threatened against or affecting any of the Borrowers wherein an unfavorable decision, ruling or finding would, individually or collectively, have a Material Adverse Effect.




                                       E-2